UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒                      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NEWS CORPORATION (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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News Corporation
1211 Avenue of the Americas
New York, New York 10036
(212) 416-3400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 14, 2015

Dear Stockholder:

The Annual Meeting of Stockholders (the “Annual Meeting”) of News Corporation (the “Company”) will be held on October 14, 2015 at 10:00 a.m. (Eastern Time) in the Auditorium at the New York Institute of Technology, 1871 Broadway, New York, New York 10023. Please see the map and directions in Appendix A. We suggest arriving at least 30 minutes early to the Annual Meeting to allow sufficient time to complete the admission process. Registration will close ten minutes before the Annual Meeting begins.

At the Annual Meeting, stockholders will be asked to:

■	elect the 12 Directors identified in this proxy statement to the Board of Directors;
■	ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016;
■	consider an advisory vote to approve executive compensation;
■	consider a stockholder proposal to eliminate the Company’s dual class capital structure, if properly presented at the Annual Meeting; and
■	consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Company’s proxy statement. While all of the Company’s stockholders and all holders of CHESS Depositary Interests (“CDIs”) exchangeable for shares of the Company’s common stock are invited to attend the Annual Meeting, only stockholders of record of the Company’s Class B Common Stock and holders of CDIs exchangeable for shares of the Company’s Class B Common Stock at the close of business on August 17, 2015 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on October 14, 2015
The proxy materials are available at www.proxyvote.com.

Important Information for Holders of Class B Common Stock

It is important that your shares of the Company’s Class B Common Stock be represented and voted at the Annual Meeting. If you are a holder of shares of Class B Common Stock, you may submit a proxy for those shares by telephone or the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials, or if you requested a paper proxy card, you may submit your proxy by mail if you prefer. If you attend the Annual Meeting, you may vote your shares in person at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares of Class B Common Stock in person at the Annual Meeting even if you previously submitted a proxy. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy issued in your name from such broker, bank or other nominee. Whether or not you plan to attend the Annual Meeting, we urge you to submit a proxy for your shares of Class B Common Stock by telephone or the Internet or, if you requested a paper proxy card, by completing and returning the proxy card as promptly as possible, prior to the Annual Meeting, to ensure that your shares will be represented at the Annual Meeting.

If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. You must request an admission ticket in advance and your request must be received by October 9, 2015. All attendees will be required to present an admission ticket and a valid, government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a stockholder of record, you may request an admission ticket by:

■	visiting newscorp.com/2015am and following the instructions provided;
■	sending an e-mail to the Corporate Secretary at 2015AnnualMeeting@newscorp.com providing the name under which you hold shares of record or a properly executed proxy card;
■	calling the Corporate Secretary at (212) 416-3400; or
■	sending a fax to the Corporate Secretary at (212) 852-7217 providing the name under which you hold shares of record or a properly executed proxy card.

If you are a stockholder of record, your ownership of the Company’s common stock will be verified against the list of stockholders of record as of the Record Date prior to you being issued an admission ticket.

If you are not a stockholder of record and hold your shares of common stock in “street name,” i.e., your shares of common stock are held in a brokerage account or by a bank or other nominee, you will need to send a request for an admission ticket either by e-mail or fax (to the email address and fax number indicated above) along with evidence of beneficial ownership as of the Record Date, such as an account statement or letter from your broker, bank or nominee indicating that you were the beneficial owner of the shares on the Record Date. Requests for admission tickets will be processed in the order in which they are received and must be received by October 9, 2015.

Seating at the Annual Meeting will begin at 9:00 a.m. (Eastern Time). Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 30 minutes early to the Annual Meeting to allow sufficient time to complete the admission process. Registration will close ten minutes before the Annual Meeting begins. If you do not provide an admission ticket and a valid, government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove persons from the Annual Meeting who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

The Annual Meeting will be audiocast live on the Internet at www.newscorp.com.

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

If you would like to register to receive materials relating to next year’s annual meeting of stockholders electronically instead of by mail, please go to newscorp.com/investor-relations/electronic-delivery and follow the instructions to enroll. We highly recommend that you consider electronic delivery of these documents as it helps lower the Company’s costs and reduce the amount of paper mailed to your home.

Michael L. Bunder
Corporate Secretary
New York, NY
September 1, 2015

YOUR VOTE IS IMPORTANT

REGARDLESS OF HOW MANY SHARES OF THE COMPANY’S CLASS B COMMON STOCK YOU OWN AS OF THE RECORD DATE, PLEASE SUBMIT A PROXY FOR YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY BY TELEPHONE, INTERNET OR PROXY CARD.

1211 Avenue of the Americas
New York, New York 10036

PROXY STATEMENT

Annual Meeting of Stockholders—October 14, 2015

GENERAL

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of News Corporation (the “Company” or “News Corp”) of proxies for use at an Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 14, 2015 at 10:00 a.m. (Eastern Time) in the Auditorium at the New York Institute of Technology, 1871 Broadway, New York, New York 10023 and at any adjournment or postponement thereof.

The Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), or a printed copy of the proxy materials, as applicable, is first being mailed to stockholders on or about September 1, 2015. You are requested to submit your proxy in order to ensure that your shares are represented at the Annual Meeting.

Questions and Answers about the Annual Meeting

When and where is the Annual Meeting?

The Annual Meeting will be held on October 14, 2015 at 10:00 a.m. (Eastern Time) in the Auditorium at the New York Institute of Technology, 1871 Broadway, New York, New York 10023. Please see the map and directions in Appendix A. We suggest arriving at least 30 minutes early to the Annual Meeting to allow sufficient time to complete the admission process.

Who is entitled to vote at the Annual Meeting?

The Company has two classes of common stock, Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”). Holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Annual Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class B Common Stock.

As of the Record Date, there were 199,630,240 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting and 381,592,648 shares of non-voting Class A Common Stock outstanding.

The Company’s shares are also traded on the Australian Securities Exchange (“ASX”) in the form of CHESS Depositary Interests (“CDIs”). CDIs are exchangeable, at the option of the holder, into shares of either Class A Common Stock or Class B Common Stock, whichever is applicable, at the rate of one CDI per one such share of Common Stock.

Holders of CDIs exchangeable for Class B Common Stock (“Class B CDIs”) have a right to direct CHESS Depositary Nominees Pty Ltd. (“CDN”), the issuer of the CDIs, on how it should vote with respect to the proposals described in this proxy statement.

What is the difference between a stockholder of record and a stockholder who holds in street name?

If your shares of Class A Common Stock or Class B Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and these proxy materials are being sent directly to you from the Company.

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GENERAL

If your shares of Class A Common Stock or Class B Common Stock are held in “street name,” meaning your shares of Class A Common Stock or Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Class B Common Stock as of the Record Date, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock.

What is the Record Date?

The Board has fixed the close of business on August 17, 2015 as the record date for determining which of the Company’s stockholders are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof in person or by proxy (the “Record Date”).

How do I inspect the list of stockholders of record?

A list of the stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the Company’s principal executive offices during the ten (10) days prior to the Annual Meeting.

Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials, as well as how to submit your proxy, over the Internet. The proxy materials are available at www.proxyvote.com.

How may I request a printed copy of the proxy materials?

If you are a stockholder, you may request a printed copy of the proxy materials and our 2015 annual report to stockholders by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com.

If you are a CDI holder, you may also request a printed copy of the proxy materials and our 2015 annual report to stockholders by any of the following methods: via Internet at www.investorvote.com.au; or by telephone at 1300-721-559 (within Australia) or +61-3-9946-4461 (outside of Australia).

Will I get more than one copy of the Notice or proxy materials if multiple stockholders share my address?

Only one copy of the Notice of Internet Availability or the proxy materials, as applicable, is being delivered to multiple stockholders sharing an address unless one or more of the stockholders at that address have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability or proxy materials, as applicable, to any stockholder residing at a shared address to which only one copy was delivered. Requests for additional copies of these materials for the current year or future years should be directed to the Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. Alternatively, additional copies may be requested via Internet at www.proxyvote.com, by telephone at 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com. Stockholders of record residing at the same address and currently receiving multiple copies of the Notice of Internet Availability or proxy materials, as applicable, may contact the Corporate Secretary to request that only a single copy be delivered in the future.

What does it mean to give a proxy?

The persons named on the proxy card and on the Company’s voting website at www.proxyvote.com (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each properly executed and timely received proxy in accordance with the stockholder’s instructions, or if no instructions are specified, the shares represented by the proxy will be voted “FOR” Proposals 1, 2, and 3, and “AGAINST” Proposal 4 in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote on that matter in their discretion.

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How do I vote?

If you are a holder of Class B Common Stock, telephone and Internet proxy submission is available 24 hours a day through 11:59 p.m. (Eastern Time) on the day before the Annual Meeting date. If you are located in the United States or Canada and are a stockholder of record, you can submit a proxy for your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also submit a proxy for your shares by Internet at www.proxyvote.com. Both the telephone and Internet systems have easy to follow instructions on how you may submit a proxy for your shares and allow you to confirm that the system has properly recorded your proxy. If you are submitting a proxy for your shares by telephone or Internet, you should have in hand when you call or access the website, as applicable, the Notice of Internet Availability or the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you submit a proxy by telephone or Internet, you do not need to return your proxy card to the Company. A telephone or Internet proxy must be received no later than 11:59 p.m. (Eastern Time) on the day before the Annual Meeting date.

If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

If you hold Class B CDIs, Internet proxy submission is available 24 hours a day through 5:00 p.m.

(Australian Eastern Daylight Time) on October 9, 2015. You may submit a proxy for your CDIs by Internet at www.investorvote.com.au. The Internet system has easy to follow instructions on how you may submit a proxy for your CDIs and allows you to confirm that the system has properly recorded your proxy. If you submit a proxy for your CDIs by Internet, you should have in hand when you access the website the Notice of Internet Availability or the voting instruction card (for those CDI holders who have received, by request, a hard copy of the voting instruction card). If you submit a proxy for your CDIs by Internet, you do not need to return your voting instruction form to the Company. If you have received, by request, a hard copy of the voting instruction card, and wish to submit your proxy by mail, you should complete and return the voting instruction card to the Australian share registrar by 5:00 p.m. (Australian Eastern Daylight Time) on October 9, 2015.

While the Company encourages holders of Class B Common Stock to vote by proxy, you also have the option of voting your shares of Class B Common Stock in person at the Annual Meeting. If you are a stockholder of record of Class B Common Stock, you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If you are a beneficial owner of Class B Common Stock, in order to attend the Annual Meeting or vote in person, you must obtain and provide when you request an admission ticket a properly executed proxy issued in your name from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Class B Common Stock.

Please cast your vote as soon as possible by:

using the Internet at www.proxyvote.com or www.investorvote.com.au (as applicable)	calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903

mailing your signed proxy or voting instruction form	requesting your admission ticket in advance and attending the meeting in person

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GENERAL

How can I revoke a proxy or change my vote?

If you are a stockholder of record of Class B Common Stock, you may change your vote or revoke your proxy at any time prior to the voting at the Annual Meeting:

■	by notifying in writing our Corporate Secretary, Michael L. Bunder, at News Corporation, 1211 Avenue of the Americas, New York, New York 10036;
■	by attending the Annual Meeting and voting in person (your attendance at the Annual Meeting will not by itself revoke your proxy);
■	by submitting a later-dated proxy card; or
■	if you submitted a proxy by telephone or Internet, by submitting a subsequent proxy by telephone or Internet.

If you are a beneficial owner of Class B Common Stock and have instructed a broker, bank or other nominee to vote your shares, you may follow the directions received from your broker, bank or other nominee to change or revoke those instructions.

Class B CDI holders may change prior voting instructions by submitting a later-dated CDI voting instruction form before 5:00 p.m. (Australian Eastern Daylight Time) on October 9, 2015. Revocation of prior voting instructions must be submitted in writing and received before 5:00 p.m. (Australian Eastern Daylight Time) on October 9, 2015.

How do I obtain admission to the Annual Meeting?

While all of the Company’s stockholders and all holders of CDIs exchangeable for shares of Common Stock are invited to attend the Annual Meeting, only holders of Class B Common Stock are entitled to vote at the Annual Meeting. As discussed above, if you are a stockholder of record of Class B Common Stock, you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If you are a beneficial owner of Class B Common Stock, in order to attend the Annual Meeting and vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record giving you the right to vote the shares of Class B Common Stock.

If you are planning to attend the Annual Meeting in person, you will be asked to register prior to entering the Annual Meeting. You must request an admission ticket in advance and your request must be received by October 9, 2015. All attendees will be required to present the admission ticket and a valid, government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a stockholder of record, you may request an admission ticket by:

■	visiting newscorp.com/2015am and following the instructions provided;
■	sending an e-mail to the Corporate Secretary at 2015AnnualMeeting@newscorp.com providing the name under which you hold shares of record or a properly executed proxy card;
■	calling the Corporate Secretary at (212) 416-3400; or
■	sending a fax to the Corporate Secretary at (212) 852-7217 providing the name under which you hold shares of record or a properly executed proxy card.

If you are a stockholder of record, your ownership of common stock will be verified against the list of stockholders of record as of the Record Date prior to being issued an admission ticket.

If you are a beneficial owner and hold your shares of common stock in “street name,” i.e., your shares of common stock are held in a brokerage account or by a bank or other nominee, you will need to send a request for an admission ticket either by e-mail or fax (to the email address and fax number indicated above) along with evidence of beneficial ownership as of the Record Date, such as an account statement or letter from your broker, bank or nominee indicating that you were the beneficial owner of the shares on the Record Date, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership on the Record Date. Requests for admission tickets will be processed in the order in which they are received and must be received by October 9, 2015.

Seating at the Annual Meeting will begin at 9:00 a.m. (Eastern Time). Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 30 minutes early to the

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GENERAL

Annual Meeting to allow sufficient time to complete the admission process. Registration will close ten minutes before the Annual Meeting begins. If you do not provide an admission ticket and a valid, government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove persons from the Annual Meeting who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

If you require any special accommodations at the Annual Meeting due to a disability, please contact the Corporate Secretary at (212) 416-3400 or send an email to 2015AnnualMeeting@newscorp.com and identify your specific need no later than October 9, 2015.

Can I listen to the Annual Meeting on the Internet?

The Annual Meeting will be audiocast live on the Internet at www.newscorp.com.

How many shares must be represented in person or by proxy to hold the Annual Meeting?

In order for the Company to conduct the Annual Meeting, the holders of a majority in voting power of all of the outstanding shares of the stock entitled to vote as of the Record Date (a “quorum”) must be present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) will be counted for purposes of establishing a quorum at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares of Class B Common Stock by submitting your proxy by telephone or the Internet or, if you requested a hard copy of the proxy card or voting instruction card, by completing and returning the proxy card or voting instruction card as promptly as possible in the accompanying postage-paid envelope prior to the Annual Meeting to ensure that your shares of Class B Common Stock will be represented at the Annual Meeting if you are unable to attend and so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.

What votes are required to approve each of the proposals?

Election of Directors. In an uncontested election, each Director shall be elected by a majority of the votes cast. This means that the number of votes cast “FOR”

a Director’s election must exceed the number of votes cast “AGAINST” that Director’s election. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” with respect to the Director or Directors indicated. In a contested election where the number of nominees for Director exceeds the number of Directors to be elected, each Director shall be elected by a plurality of the votes cast. The election of the 12 Director nominees at the Annual Meeting will be an uncontested election.

Ratification of Selection of Independent Registered Public Accounting Firm. Ratification of the selection of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016 (“fiscal 2016”) requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” this proposal.

Advisory Vote to Approve Executive Compensation. We will consider this proposal to be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” this proposal.

Vote on the Stockholder Proposal. If properly presented at the Annual Meeting, we will consider the proposal to be approved if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” the proposal.

What is a broker non-vote?

A “broker non-vote” occurs when you do not give instructions to your broker, bank or nominee of shares you beneficially own in “street name” on how to vote your shares of Class B Common Stock. In these circumstances, if you do not provide voting instructions, the broker, bank or nominee may nevertheless vote your shares on your behalf with respect to the ratification of the selection of E&Y as the Company’s independent registered public accounting firm, but cannot vote your shares on any other matters being considered at the Annual Meeting.

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GENERAL

Who will tabulate the vote?

A representative of American Election Services, LLC has been appointed to act as independent Inspector of Elections for the Annual Meeting and will tabulate the votes.

Who bears the cost of this proxy solicitation?

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or special letter without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

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PROXY SUMMARY

We provide below highlights of certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider before you decide how to vote. You should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Time and Date:	Wednesday, October 14, 2015 at 10:00 a.m. (Eastern Time)
Place:	Auditorium at the New York Institute of Technology, 1871 Broadway, New York, New York 10023
Record Date:	August 17, 2015
Voting:	■ Holders of Class B Common Stock are entitled to vote by Internet at www.proxyvote.com; telephone at 1-800-690-6903; completing and returning their proxy card; or in person at the Annual Meeting
■ Holders of Class B CDIs are entitled to vote by Internet at www.investorvote.com.au; or by completing and returning their voting instruction card

Voting Matters

	Page Number	Voting Standard	Board Vote Recommendation
Proposal No. 1: Election of 12 Directors	10	Majority of votes cast	For each Director nominee
Proposal No. 2: Ratification of Selection of E&Y as Independent Registered Public Accounting Firm for Fiscal 2016	30	Majority of votes cast	For
Proposal No. 3: Advisory Vote to Approve Executive Compensation	65	Majority of votes cast	For
Proposal No. 4: Stockholder Proposal	66	Majority of votes cast	Against

Fiscal 2015 Corporate Governance Highlights

■	Unclassified Board and Annual Election of Directors
■	Directors Elected by Majority Voting
■	Resignation Policy for Directors in Failed Elections
■	Independent Lead Director
■	Independent Board Committees
■	Regular Executive Sessions of Non-Executive Directors and Independent Directors
■	Annual Board and Committee Self-Evaluations
■	Risk Oversight by the Board and Committees
■	All Audit Committee Members are “Audit Committee Financial Experts”
■	Compensation Committee Monitors CEO Succession Planning Process
■	Robust Compliance Program
■	Ongoing Stockholder Engagement
■	Comprehensive Standards of Business Conduct and Statement on Corporate Governance
■	Corporate Diversity Statement

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PROXY SUMMARY

Fiscal 2015 Business Highlights

■	For the year ended June 30, 2015 (“fiscal 2015”), the Company reported full year total revenues of $8.6 billion, a 1% increase over the prior year and Total Segment EBITDA(1) improved 11% to $852 million.
■	The Company reported fiscal 2015 full year net cash provided by operating activities of $831 million.
■	The Company reported fiscal 2015 full year free cash flow available to News Corporation(1) of $368 million, a 1% increase over the prior year.
■	In August 2014, the Company completed its acquisition of Harlequin Enterprises Limited (“Harlequin”), a leading publisher of women’s fiction.
■	In November 2014, the Company completed its acquisition of Move, Inc. (“Move”), a leading provider of online real estate services.

(1)	Total Segment EBITDA and free cash flow available to News Corporation are non-GAAP financial measures. For information on these non-GAAP financial measures, as defined by the Company, please see the Company’s Annual Report on Form 10-K for the year ended June 30, 2015 filed with the SEC on August 13, 2015 on page 51 for Total Segment EBITDA and page 69 for free cash flow available to News Corporation.

Fiscal 2015 Executive Compensation Highlights

We Pay for Performance		We Seek to Mitigate Compensation-Related Risk
■	A significant portion of our named executive officers’ (“NEOs”) total target pay is “at-risk” † 80% for the Executive Chairman † 78% for the CEO † 72% for the CFO † 55% for the General Counsel	■	Annual compensation risk assessment
		■	Clawback policy for NEOs covering both cash and equity compensation
		■	Anti-hedging policy applicable to all employees, officers and Directors
■	100% of equity compensation and approximately 67% of annual cash incentive compensation is tied to performance against pre-established, specific, measurable financial performance goals	■	Stock ownership guidelines for the CEO, CFO, General Counsel and Non-Executive Directors
		■	No guaranteed bonuses
■	No “single trigger” cash severance or automatic vesting of equity awards based solely upon a change in control of the Company	■	Performance on ethics and compliance objectives impacts payout of discretionary portion of annual cash incentive awards

For additional information, see the “Compensation Discussion and Analysis,” which begins on page 35, and the Fiscal 2015 Summary Compensation Table and other related tables and disclosure, which begin on page 50.

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2015 Proxy Statement

PROXY SUMMARY

Board Nominees

(1)	Includes directorships held as of the Record Date.
(2)	Mr. Barnes serves as the Lead Director. For more details, see page 17.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board has nominated 12 Directors for election at this Annual Meeting to hold office until the next annual meeting or until their successors are duly elected and qualified. If, for any reason, any of the Director nominees become unavailable for election, the proxy holders may reduce the size of the Board or exercise discretion to vote for a substitute nominee proposed by the Board. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director nominees. The ages shown are as of September 1, 2015. Each of the Director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

K. Rupert Murdoch AC, age 84 Executive Chairman Director since: June 2013 Other Current Reporting Company Directorships: 21st Century Fox (1979-present)
K. Rupert Murdoch AC has served as the Company’s Executive Chairman since December 2012. He has been Executive Chairman of the Company’s former parent Twenty-First Century Fox, Inc. (formerly named News Corporation) (“21st Century Fox”) since July 2015, after serving as its Chief Executive Officer from 1979 to July 2015 and its Chairman since 1991. Mr. K.R. Murdoch is the father of Messrs. J.R. Murdoch and L.K. Murdoch.

Mr. K.R. Murdoch has been the driving force behind the evolution of the Company and 21st Century Fox from the single, family-owned Australian newspaper he took over in 1953 to the global public media companies they are today. Mr. K.R. Murdoch brings to the Board invaluable knowledge and expertise regarding the Company’s businesses and provides strong operational leadership and broad strategic vision for its future.

Lachlan K. Murdoch, age 43 Co-Chairman Director since: June 2013 Other Current Reporting Company Directorships: 21st Century Fox (1996-present)
Lachlan K. Murdoch has been Co-Chairman of the Company since March 2014. He has been Executive Chairman of 21st Century Fox since July 2015, after serving as its Co-Chairman since March 2014. He has served as Executive Chairman of NOVA Entertainment (formerly known as DMG Radio Australia), an Australian media company, since 2009. Mr. L.K. Murdoch has served as the Executive Chairman of Illyria Pty Ltd, a private investment company, since 2005. He served as a Director of Ten Network Holdings Limited, an Australian media company, from 2010 to March 2014 and as its Non-Executive Chairman from February 2012 to March 2014, after serving as its Acting Chief Executive Officer from 2011 to January 2012. Mr. L.K. Murdoch served as an advisor to 21st Century Fox from 2005 to 2007, and served as its Deputy Chief Operating Officer from 2000 to 2005. Mr. L.K. Murdoch is the son of Mr. K.R. Murdoch and the brother of Mr. J.R. Murdoch.

Mr. L.K. Murdoch brings a wealth of knowledge regarding the Company’s operations, as well as management and strategic skills to the Board. Mr. L.K. Murdoch has extensive experience serving in several senior leadership positions within 21st Century Fox, including currently as Executive Chairman, and at various operating units within the Company, in particular as head of News Limited (now known as News Corp Australia) and the New York Post.

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2015 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Robert J. Thomson, age 54 Chief Executive Director since: June 2013
Robert J. Thomson has served as the Company’s Chief Executive since January 2013. He served as Editor-in-Chief of Dow Jones and Managing Editor of The Wall Street Journal from 2008 to 2012. Mr. Thomson previously served as Publisher of Dow Jones from 2007 to 2008, after serving as Editor of The Times of London from 2002 to 2007. Prior to that role, he was Managing Editor of the U.S. edition of the Financial Times.

Through his position as the Company’s Chief Executive, Mr. Thomson has an intimate knowledge of the Company’s operations. Mr. Thomson has extensive business, operational and international experience in the publishing industry through his career as a financial journalist, foreign correspondent and editor. Under his management and leadership, The Wall Street Journal was consistently one of the most innovative and successful newspapers in the U.S. and also greatly expanded its global reach through the digital initiatives of WSJ.com. As Managing Editor of the U.S. edition of the Financial Times, Mr. Thomson led its drive into the U.S. market, where sales trebled during his tenure. His keen understanding of the evolving U.S. and international markets in which the Company operates and his commitment to generating high quality content make him a valuable resource for the Board.

José María Aznar, age 62 Director since: June 2013 Committees: Nominating and Corporate Governance (Chair)
José María Aznar has been the President of the Foundation for Social Studies and Analysis, a political research and educational organization focused on Spain, since 1989. Mr. Aznar was a Distinguished Scholar at the Edmund A. Walsh School of Georgetown University from 2004 to 2011. Since 2011, he has been a Distinguished Fellow at the Johns Hopkins University Paul H. Nitze School of Advanced International Studies, where he is also Chairman of the Atlantic Basin Initiative. Mr. Aznar has served as a member of the International Advisory Board of Barrick Gold Corporation since 2011. Mr. Aznar is the Honorific President of the Partido Popular of Spain and served as its Executive President from 1990 to 2004. Mr. Aznar was a member of The State Council of Spain from 2005 to 2006 and served as the President of Spain from 1996 to 2004. Mr. Aznar served as a Director of 21st Century Fox from 2006 until June 2013.

Mr. Aznar, with his extensive experience, including serving as President of Spain, brings knowledge, expertise and an international perspective to the Board, providing valuable insight into political and governmental matters throughout the world. He has a unique and deep knowledge with respect to several countries in which the Company operates.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Natalie Bancroft, age 35 Director since: June 2013 Committees: Compensation; Nominating and Corporate Governance
Natalie Bancroft is a professionally trained opera singer, has studied journalism and is a graduate of L’Institut de Ribaupierre in Lausanne, Switzerland. Ms. Bancroft has a culturally diverse background, having lived across Europe, and speaks several languages fluently. Ms. Bancroft served as a Director of 21st Century Fox from 2007 until June 2013.

Ms. Bancroft brings public company board and committee experience to the Board gained from her service as a current Director and member of both the Company’s Compensation and Nominating and Corporate Governance Committees, and as a former Director of 21st Century Fox and member of its Nominating and Corporate Governance Committee. Ms. Bancroft’s public company board and committee service and international experience add valuable perspective to the deliberations of the Board.

Peter L. Barnes, age 72 Director since: June 2013 Committees: Audit (Chair); Compensation
Peter L. Barnes has been the Lead Director of the Company since June 2013. Mr. Barnes was a Director of Metcash Limited, a wholesale distribution and marketing company, from 2005 until August 2015, having served as its Chairman since 2010 and as a Director of its predecessor from 1999 to 2005. Mr. Barnes served in various senior management positions in the United States, the United Kingdom and Asia at Philip Morris International Inc. from 1971 to 1998, including as President of Philip Morris Asia Inc. Mr. Barnes served as a Director of 21st Century Fox from 2004 until June 2013.

Mr. Barnes brings to the Board the leadership, operational and financial skills gained in his several roles at Philip Morris, as well as through his service as a Director at a number of private and public companies, including his service as Chairman of several of these companies.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Elaine L. Chao, age 62
Director since: June 2013

Committees: Audit; Nominating and Corporate Governance

Other Current Reporting Company Directorships: Ingersoll-Rand PLC (2015-present); Vulcan Materials Company (2015 - present); Wells Fargo & Co. (2011-present)

Elaine L. Chao served as the 24th U.S. Secretary of Labor from 2001 to 2009. Ms. Chao has been a Distinguished Fellow at The Heritage Foundation, a research and educational organization based in Washington D.C., since 2009. She is also chairwoman of the Ruth Mulan Chu Chao Foundation. Ms. Chao also served as President and Chief Executive Officer of United Way of America. Her prior government service includes serving as Director of the Peace Corps and as Deputy Secretary at the U.S. Department of Transportation. Prior to her government service, she was Vice President of Syndications at Bank of America and a banker with Citicorp. Ms. Chao was formerly a Director of 21st Century Fox, Dole Food Company, Inc. and Protective Life Corporation.

Ms. Chao’s work in the public, private and non-profit sectors includes vast experience leading large scale, complex and highly visible organizations. She offers the Board valuable insights on macroeconomics, competitiveness, workforce issues and corporate governance as well as an extensive knowledge of the U.S. government at the federal and state levels.

John Elkann, age 39 Director since: June 2013 Other Current Reporting Company Directorships: Fiat Chrysler Automobiles N.V. (2014–present); CNH Industrial N.V. (2013-present)
John Elkann has been the Chairman and Chief Executive Officer of EXOR S.p.A., an investment company owning global companies in diversified sectors primarily in Europe and the United States, since 2011. He has served as Chairman of Fiat Chrysler Automobiles N.V. since the merger of Fiat S.p.A. and Chrysler Group LLC in 2014. Prior to the merger, he had served as a Director of Fiat S.p.A. from 1997, as its Vice Chairman from 2004 to 2010, and as its Chairman from 2010. He has also served as Chairman of both C&W Group, Inc. and Italiana Editrice S.p.A. since 2014, and as a Non-Executive Director of The Economist Group since 2009. Prior to the merger between Fiat Industrial S.p.A and CNH Industrial N.V. in 2013, he served as a Director of Fiat Industrial S.p.A. from 2010. Mr. Elkann was formerly Chairman of Editrice La Stampa S.p.A. and a Director of Banca Leonardo S.p.A. and SGS SA.

Mr. Elkann has extensive experience in a number of industries including publishing and media. He offers the Board strong leadership skills and a valuable perspective on industries relevant to the Company’s businesses.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Joel I. Klein, age 68 Director since: June 2013 Other Current Reporting Company Directorships: Boston Properties, Inc. (2013-present)
Joel I. Klein has been an Executive Vice President, Office of the Chairman of the Company since June 2013. Mr. Klein has also served as Chief Executive Officer of Amplify, the Company’s digital education business, since 2011. Mr. Klein previously served as a Director and Executive Vice President of 21st Century Fox from 2011 until June 2013. He was the New York City schools chancellor from 2002 through 2010. He was the U.S. Chairman and Chief Executive Officer of Bertelsmann, Inc. and Chief U.S. Liaison Officer to Bertelsmann AG from 2001 to 2002. Mr. Klein also served with the Clinton administration in a number of roles, including Deputy White House Counsel from 1993 to 1995.

As Chief Executive Officer of Amplify, Mr. Klein is a key member of the Company’s management team. His experience leading the largest public school system in the United States and contacts in the education industry position him as an excellent executive for the Company’s digital education business. Mr. Klein brings to the Board strong leadership skills gained from his decades of service in the private and public sectors.

James R. Murdoch, age 42 Director since: June 2013 Other Current Reporting Company Directorships: 21st Century Fox (2007-present)
James R. Murdoch has been the Chief Executive Officer of 21st Century Fox since July 2015, after serving as its Co-Chief Operating Officer from March 2014 to July 2015. He previously served as the Deputy Chief Operating Officer and Chairman and CEO, International of 21st Century Fox from 2011 to March 2014, after serving as 21st Century Fox’s Chairman and Chief Executive, Europe and Asia beginning in 2007. Mr. J.R. Murdoch was the Chief Executive Officer of British Sky Broadcasting (“BSkyB”) from 2003 to 2007. He has served as a Director of BSkyB since 2003 and served as its Non-Executive Chairman from 2007 to 2012. He has served on the Supervisory Board of Sky Deutschland since April 2013 and as its Chairman from September 2013 to November 2014. Mr. J.R. Murdoch was the Chairman and Chief Executive Officer of STAR Group Limited, a subsidiary of 21st Century Fox, from 2000 to 2003. Mr. J.R. Murdoch previously served as an Executive Vice President of 21st Century Fox, and served as a member of the Board from 2000 to 2003. Mr. J.R. Murdoch was formerly a Director of GlaxoSmithKline plc and Sotheby’s. Mr. J.R. Murdoch is the son of Mr. K.R. Murdoch and the brother of Mr. L.K. Murdoch.

Mr. J.R. Murdoch is a key member of 21st Century Fox’s management team, as its Chief Executive Officer. Mr. J.R. Murdoch has served in a number of leadership positions within 21st Century Fox and at its affiliates over the past 19 years. His broad-based experience, extensive knowledge of international markets, unique understanding of emerging technologies and strategic perspective of the Company’s business and operations enable him to be a valuable resource for the Board.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Ana Paula Pessoa, age 48 Director since: June 2013 Committees: Audit
Ana Paula Pessoa has been the Chief Financial Officer of the 2016 Olympic and Paralympic Summer Games in Rio de Janeiro since September 2015. She previously served as a Partner at Brunswick Group, an international corporate communications firm, from May 2012 to August 2015. Ms. Pessoa was a founding Partner of Black-Key Participações SA, which invests in digital start-up companies in Brazil, and sold her position in March 2015. She is an investor and a partner of Neemu.com, an e-commerce technology firm. She is also the founder of Avanti SC, a strategic planning consulting firm, where she has served as a consultant since 2000. Ms. Pessoa previously served in numerous roles during her 18-year career at the Globo Organizations (“Globo”), a media group in South America, most recently as the Chief Financial Officer from 2001 to 2011 and New Business Director from 2008 to 2011 of Infoglobo, the newspaper, Internet and information services business of Globo. She also served as a Director of Globo’s subsidiaries including Valor Economico, a financial newspaper in Brazil, and Zap Internet, an online classified service in Brazil, from 2001 to 2011 and as a Director of SPIX Macaw Internet SA, an online news distribution start-up company, from 2009 to 2011. Ms. Pessoa currently serves on the board of directors of Vinci S.A., a French company, and is a member of the Strategy and Investment committee. She also serves as a member of the audit committee of Fundacao Roberto Marinho, as a member of the Rio de Janeiro City Council and as a member of the advisory board of The Nature Conservancy (TNC) Brasil.

During her tenure at Globo, Ms. Pessoa gained extensive experience in its newspaper, Internet, cable and satellite television and telecom operations. Along with this media expertise, she brings to the Board strong business development and financial skills.

Masroor Siddiqui, age 43 Director since: June 2013 Committees: Audit; Compensation (Chair)
Masroor Siddiqui is the Managing Partner of Naya Management LLP, an investment firm he co-founded in May 2012. He was previously a Partner at The Children’s Investment Fund Management (UK) LLP, a hedge fund, from 2009 to 2011 and a Managing Director at Canyon Partners, an investment firm, from 2006 to 2009. Mr. Siddiqui previously served as a Senior Vice President at Putnam Investments, where he was responsible for a broad range of investments.

Mr. Siddiqui has significant experience in investing with a focus on media investments. He offers the Board valuable insights on global markets and industries relevant to the Company’s businesses.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ELECTION OF
EACH OF THE NOMINEES LISTED ABOVE.

  2015 Proxy Statement  |  15

CORPORATE GOVERNANCE MATTERS

The Company is committed to maintaining a strong ethical culture and robust governance practices that benefit the long-term interests of stockholders. Our Board regularly reviews and updates its compliance and training programs and corporate governance practices in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of the Company’s business. Our corporate governance practices include:

Board Composition and Practices	■	Majority of Independent Directors
	■	Independent Lead Director
	■	Regular executive sessions of Non-Executive Directors and Independent Directors
	■	Annual Board and Committee self-evaluations
Board Committees	■	Independent Board Committees
	■	Committees authorized to retain independent advisors
	■	All Audit Committee members are “audit committee financial experts”
	■	Compensation Committee monitors CEO succession planning process
Stockholder Rights and Engagement	■	Annual election of Directors
† Majority vote standard with a Director resignation policy
	■	Annual stockholder advisory vote on executive compensation
	■	Active stockholder engagement program
Risk and Compliance Oversight	■	Board oversees management’s identification and management of risk
† Involvement at both full Board and individual Committee level
	■	Audit Committee assists the Board in its oversight of the Anti-Corruption Compliance Program and the activities of the Compliance Steering Committee
Equity and Compensation	■	Stock ownership guidelines for the CEO, CFO, General Counsel and Non-Executive Directors
	■	Prohibition on hedging Company stock
	■	Clawback policy for NEOs covering both cash and equity compensation

Governing Documents

The Board has adopted the Statement of Corporate Governance that sets forth the Company’s corporate governance guidelines and practices. The Statement of Corporate Governance addresses, among other things, the composition and functions of the Board, Director independence, Board membership criteria, Director compensation and equity ownership requirements, management evaluation and succession and Board committees.

The Board has also adopted the Standards of Business Conduct, which are applicable to all Directors, officers and employees of the Company. The Standards of Business Conduct confirm the Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics. To promote further ethical and responsible decision-making, the Board has established the Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”), which is incorporated by reference into the Standards of Business Conduct.

The Statement of Corporate Governance, the Standards of Business Conduct, the Code of Ethics and each of the Board committee charters are available on the Corporate Governance section of the Company’s website at http://newscorp.com/ corporate-governance/ and in print to any stockholder who requests them from the Corporate

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CORPORATE GOVERNANCE MATTERS

Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. If the Company amends or waives the Standards of Business Conduct or the Code of Ethics with respect to an executive officer or Director, it will post the amendment or waiver at the same location on its website.

Director Independence

The Nominating and Corporate Governance Committee (the “NCG Committee”) has adopted the definition of “Independent Director” as set forth in NASDAQ Listing Rule 5605(a)(2) to assist the Board in its annual determination of whether a Director shall be deemed to be independent of the Company. However, the Board may determine that a Director is not independent for any reason it deems appropriate.

During its review of Director independence, the Board considered transactions and relationships between each Director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between the Directors, or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the Director is independent.

As a result of its review, the Board affirmatively determined that Mmes. Bancroft, Chao and Pessoa and Messrs. Aznar, Barnes, Elkann and Siddiqui are independent of the Company and its management under the standards adopted by the Company and set forth in the NASDAQ listing rules.

Board Leadership Structure

■	Executive Chairman: K. Rupert Murdoch	■	Co-Chairman: Lachlan K. Murdoch
■	Independent Lead Director: Peter L. Barnes	■	Chief Executive: Robert J. Thomson

Mr. K.R. Murdoch serves as the Executive Chairman of the Board, while Mr. Thomson serves as the Chief Executive and a Director. Both Mr. K.R. Murdoch and Mr. Thomson are considered executive officers of the Company. The Board does not have a policy on whether the Chairman of the Board shall be an independent member of the Board. However, if the Chairman is not an Independent Director, an independent, Non-Executive Director shall be designated by a majority of the independent, Non-Executive Directors of the Board as Lead Director. Mr. Barnes, an independent, Non-Executive Director, currently serves as our Lead Director. The remaining Directors include Mr. L.K. Murdoch, our Co-Chairman, and eight other Directors (six of whom are independent). A majority of the Directors are independent.

The Board believes our current leadership structure is effective and serves the best interests of our stockholders at this time. The Board believes that this structure allows our Chief Executive to focus on his duties in managing the day-to-day operations of the Company, while benefitting from Mr. K.R. Murdoch’s and Mr. L.K. Murdoch’s invaluable knowledge and expertise regarding the Company’s businesses. In addition, the Board believes that the role of the Lead

Director is structured with sufficient authority to serve as a counter-balance to management. The Lead Director’s responsibilities include:

■	presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of the Non-Executive Directors and the Independent Directors;
■	communicating to the Chairman feedback from executive sessions as appropriate;
■	serving as liaison between the Chairman and the Independent Directors;
■	meeting with the Audit Committee and/or the Compliance Steering Committee periodically;
■	approving meeting agendas and information sent to the Board;
■	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
■	calling meetings of the Non-Executive Directors and/or Independent Directors, if desired;

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CORPORATE GOVERNANCE MATTERS

■	participating in the Compensation Committee’s evaluation of the performance of the CEO;
■	supervising the self-evaluations of the Directors in coordination with the NCG Committee;
■	supervising the Board’s determination of the independence of its Directors; and
■	ensuring his or her availability for consultation and direct communications, if requested by major stockholders.

The Board believes its independent oversight function is further enhanced by the fact that our Audit, Compensation and NCG Committees are comprised entirely of Independent Directors. In addition, it is the policy of the Board to hold regular executive sessions of the Non-Executive Directors and the Independent Directors without management present. During fiscal 2015, the Non-Executive Directors and the Independent Directors held five executive sessions.

The Board reviews its leadership structure at least annually taking into account the responsibilities of the leadership positions and the Directors qualified to hold such positions. In conducting this review, the Board considers, among other things: (i) our policies and practices that provide independent Board oversight, (ii) the effect a particular leadership structure may have on Company performance, (iii) the structure that serves the best interests of our stockholders, and (iv) any relevant legislative or regulatory developments.

Board Oversight of Risk

Risk management is primarily the responsibility of management; however, the Board oversees management’s identification and management of risks to the Company. The Board does not view risk in isolation; it considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board uses various means to fulfill this oversight responsibility. The Board, and its committees as appropriate, regularly discuss and receive periodic updates from the CEO, CFO, General Counsel and other members of senior management regarding significant risks to the Company, including in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions. These discussions include operational, strategic, legal and regulatory, financial and reputational risks, and the plans to address these risks.

Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee, which then reports to the full Board as appropriate. In particular:

■	the Audit Committee oversees risks relating to its review of the Company’s financial statements and financial reporting processes, and its oversight of the Company’s Compliance Steering Committee;
■	the Compensation Committee monitors risks associated with the design and administration of the Company’s compensation programs; and
■	the NCG Committee oversees risk as it relates to the Company’s corporate governance processes.

Each committee has full access to management, as well as the ability to engage advisors. The Independent Directors also discuss the Company’s significant risks when they meet in executive session without management.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee and the NCG Committee. Each committee is governed by a written charter approved by the Board and is comprised entirely of Independent Directors, as required under the existing rules of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”) and the NASDAQ Stock Market (“NASDAQ”). In addition, each member of the Audit Committee and the Compensation Committee meets the additional independence criteria applicable to Directors serving on these committees under the NASDAQ listing rules.

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CORPORATE GOVERNANCE MATTERS

The current members of the Board and the committees of the Board on which they served are identified below.

(1)	In August 2014, Mr. Elkann resigned from, and Ms. Bancroft was appointed to, the Compensation Committee.
(2)	Mr. Barnes serves as the Lead Director. For more details, see page 17.

Audit Committee. The Audit Committee assists the Board in its oversight of:

■	the integrity of the financial statements and the financial reporting processes and systems of internal control;
■	the qualifications, independence and performance of the independent registered public accounting firm and the performance of the corporate auditors and corporate audit function;
■	compliance with legal and regulatory requirements involving financial, accounting and internal control matters;
■	investigations into complaints concerning financial matters;
■	risks that may have a significant impact on the financial statements;
■	the Anti-Corruption Compliance Program and the activities of the Compliance Steering Committee; and
■	the review, approval and ratification of transactions with related parties.

The Board has determined that all of the members of the Audit Committee are “financially literate” (in accordance with the NASDAQ listing rules) and “audit committee financial experts” (as defined under the SEC rules).

Compensation Committee. The primary responsibilities of the Compensation Committee are:

■	to review and approve goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO, and to recommend to the Board the compensation of the CEO;
■	to exercise primary responsibility for administering the Company’s incentive compensation plans and equity-based plans, including approving equity grants to our senior executives thereunder;
■	to review and approve fixed and performance-based compensation, benefits and terms of employment of the executive officers (as defined by the NASDAQ listing rules) and such other senior executives identified by the Compensation Committee;
■	to review and approve or ratify employment arrangements (excluding arrangements for talent) where the sum of the base salary, bonus target and long-term incentive target is equal to or greater than a specified threshold amount;
■	to review and approve separation obligations that exceed by more than a specified amount (excluding consideration for outstanding equity awards) those

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CORPORATE GOVERNANCE MATTERS

provided for in an employment agreement required to be approved or ratified by the Compensation Committee;

■	to review the recruitment, retention, compensation, termination and severance policies for senior executives;
■	to review and assist with the development of executive succession plans and to consult with the CEO regarding the selection of senior executives;
■	to review the compensation of Non-Executive Directors for service on the Board and its committees and to recommend changes in compensation to the Board; and
■	to review the Company’s compensation policies and practices to determine whether they create risk-taking incentives that are reasonably likely to have a material adverse impact on the Company.

The Board has determined that all of the members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)).

Pursuant to its charter, the Compensation Committee may delegate its authority to one or more members of the Board or officers of the Company, to the extent permitted by law, as it deems appropriate. The Compensation Committee has delegated to Messrs. K.R. Murdoch and Thomson the authority to make awards of stock-based compensation within certain prescribed limits to non-executive officers of the Company. Any awards made by Messrs. K.R. Murdoch or Thomson pursuant to this authority are reported to the Compensation Committee on an annual basis. Further discussion of the processes and procedures for the consideration and determination of the compensation paid to the NEOs during fiscal 2015, including discussion of the role of compensation consultants, is found in the section titled “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee. The primary responsibilities of the NCG Committee are:

■	to review the qualifications of candidates for Director suggested by Board members, stockholders, management and others in accordance with criteria recommended by the NCG Committee and approved by the Board;
■	to consider the performance of incumbent Directors in determining whether to nominate them for re-election;
■	to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;
■	to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;
■	to make recommendations to the Board as to determinations of Director independence;
■	to advise and make recommendations to the Board on corporate governance matters; and
■	to develop and recommend to the Board, in coordination with the Lead Director, an annual self-evaluation process for the Board.

Director Attendance

During fiscal 2015, the Board held nine regularly scheduled and special meetings. Each of our current Directors, with the exception of Mr. Elkann, attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served (held during the period that he or she served). For each meeting Mr. Elkann was unable to attend, he received and reviewed all materials provided to the Board, and engaged in discussions with other

Directors and members of Company management. Directors are encouraged to attend and participate in the Company’s annual meetings of stockholders. At the annual meeting of stockholders held by the Company in November 2014, all of the then serving Directors attended the annual meeting, with the exception of Ms. Chao and Messrs. Elkann and J.R. Murdoch.

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Board and Committee Evaluations

The Lead Director and the NCG Committee are responsible for overseeing an annual self-evaluation process for the Board that includes an assessment, among other things, of the Board’s maintenance and implementation of the Company’s standards of conduct and corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board of the results and any actions to be taken. Each standing committee of the Board evaluates its performance on an annual basis and reports to the Board on such evaluation.

CEO Succession Planning

Our Statement of Corporate Governance provides that the Board will annually review CEO succession. The Compensation Committee, in consultation with the CEO, reviews and assists with the development of executive succession plans. The CEO provides the

Compensation Committee with an assessment of members of senior management and their succession potential. The Compensation Committee reports the results of these assessments to the Board.

Director Nomination Process

The NCG Committee develops criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including the candidate’s:

■	education and background;
■	leadership and ability to exercise sound judgment;
■	general business experience and familiarity with the Company’s businesses; and
■	unique expertise or perspective that will be of value to the Company.

Candidates should not have any interests that would materially impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties of our Directors. All candidates must possess personal integrity and ethical character, and value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to fulfill the duties of a Director. In this regard, the NCG Committee will consider the number and nature of each Director’s other commitments, including other directorships.

Although the Board does not have a formal policy with respect to diversity in identifying Director nominees, the NCG Committee seeks to promote through the nomination process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship, and assess the effectiveness of these factors in the Director selection and nomination process. The current composition of the Board reflects those efforts and the importance of diversity to the Board. The Company also maintains a Corporate Diversity Statement, which describes our diversity and inclusion objectives and efforts. The full text of the Corporate Diversity Statement can be found on the Company’s website at http://newscorp.com/corporate-governance/corporate-diversity-statement.

After completing its evaluation of a potential Director nominee, the NCG Committee will make a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director.

  2015 Proxy Statement  |  21

CORPORATE GOVERNANCE MATTERS

Stockholder Recommendation of Director Candidates

Stockholders may recommend Director candidates for consideration by the NCG Committee by submitting their names and appropriate background and biographical information in writing to the attention of the Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. Director candidates recommended by stockholders should meet the Director qualifications set forth under the heading “Board

Membership Criteria” in the Statement of Corporate Governance. Director candidates recommended by stockholders who meet these Director qualifications will be considered by the Chairman of the NCG Committee, who will present the information on the candidate to the entire NCG Committee. All Director candidates recommended by stockholders will be considered by the NCG Committee in the same manner as any other candidate.

Communicating with the Board

Stockholders and other persons interested in communicating with any Director, any committee of the Board or the Board as a whole, may do so by submitting such communication in writing and sending it by regular mail to the attention of the appropriate party or to the attention of our Lead Director, Peter Barnes, at News Corporation, 1211 Avenue of the Americas, New York, New York 10036.

The General Counsel or the Corporate Secretary reviews communications to the Directors and forwards those communications as appropriate. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam and unduly hostile, threatening, potentially illegal or similarly unsuitable communications.

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DIRECTOR COMPENSATION

Directors’ fees are not paid to Directors who are executives or employees of the Company (the “Executive Directors”) because the responsibilities of Board membership are considered in determining compensation paid as part of the executives’ normal employment conditions.

The basic fees payable to the Directors who are not executives of the Company (collectively, the “Non-Executive Directors”) are reviewed and recommended by the Compensation Committee and set by the Board. The Compensation Committee periodically reviews Director compensation against the Company’s peers and other comparably sized companies of the Standard & Poor’s 500 (“S&P 500”). In that review, the Compensation Committee considers the appropriateness of the form and amount of Director compensation and makes recommendations to the Board concerning Director compensation with a view toward attracting and retaining qualified Directors. The Company believes that compensation for Non-Executive Directors should be competitive and fairly reflect the work and skills required for a company of News Corporation’s size and complexity. The Company also believes that Non-Executive Director compensation should include equity-based compensation in order to align Directors’ interests with the long-term interests of stockholders.

During fiscal 2015, the Non-Executive Directors were Mmes. Bancroft, Chao and Pessoa and Messrs. L.K. Murdoch, Aznar, Barnes, Elkann, J.R. Murdoch and Siddiqui. The annual retainers paid to Non-Executive Directors for service on the Board and its committees for fiscal 2015 and fiscal 2016 are set forth in the table below; provided that, for fiscal 2016, the Board approved an increase to $145,000 for the annual Deferred Stock Unit (“DSU”) retainer.

Board and Committee Retainers for the Fiscal Year Ended June 30, 2015

Annual Cash Retainer	$100,000
Annual DSU Retainer	$125,000
Lead Director Annual Retainer	$35,000
Audit Committee Chair Annual Retainer	$20,000
Compensation Committee Chair Annual Retainer	$12,000
NCG Committee Chair Annual Retainer	$10,000
Audit Committee Member Annual Retainer	$8,000
Compensation Committee Member Annual Retainer	$6,000
NCG Committee Member Annual Retainer	$6,000

The value of the Class A Common Stock underlying each DSU will be paid to the respective Non-Executive Director in cash at the market value of the Class A Common Stock upon the earlier of (i) the fifth anniversary of the DSU grant date, and (ii) the date of the Director’s end of service. In addition, all Non-Executive Directors are reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board and its committees.

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DIRECTOR COMPENSATION

The table below shows the total compensation paid during fiscal 2015 by the Company to each of the Directors who are not NEOs. The compensation paid to Mr. Klein set forth below is in respect of his service as an Executive Vice President, Office of the Chairman and Chief Executive Officer of Amplify, a subsidiary of the Company. As an employee of the Company, Mr. Klein does not receive any additional compensation for his service as a member of the Board.

Director Compensation for the Fiscal Year Ended June 30, 2015

Name	Fees Earned or Paid in Cash		Stock Awards(a)		Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Lachlan K. Murdoch	$100,000		$125,000		N/A	N/A	N/A		$225,000
José María Aznar	$116,000		$125,000		N/A	N/A	N/A		$241,000
Natalie Bancroft	$110,500	(b)	$125,000		N/A	N/A	N/A		$235,500
Peter L. Barnes	$169,000		$125,000		N/A	N/A	N/A		$294,000
Elaine L. Chao	$114,000		$125,000		N/A	N/A	N/A		$239,000
John Elkann	$103,000	(b)	$125,000		N/A	N/A	N/A		$228,000
Joel I. Klein	N/A		$1,033,837	(c)	N/A	N/A	$3,634,131	(d)	$4,667,968
James R. Murdoch	$100,000		$125,000		N/A	N/A	N/A		$225,000
Ana Paula Pessoa	$108,000		$125,000		N/A	N/A	N/A		$233,000
Masroor Siddiqui	$126,000		$125,000		N/A	N/A	N/A		$251,000

(a)	The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of stock awards granted during the fiscal year ended June 30, 2015 calculated in accordance with FASB ASC Topic 718. For Mr. Klein, this amount reflects the grant date fair value for the 2015-2017 PSU Award. At the maximum level of performance, the grant date fair value of Mr. Klein’s 2015-2017 PSU Award would be $2,067,674.
(b)	In August 2014, Mr. Elkann resigned from, and Ms. Bancroft was appointed to, the Compensation Committee. In recognition of their respective partial year service, Mr. Elkann and Ms. Bancroft each received a portion of the Compensation Committee Member Annual Retainer equal to $3,000 and $4,500, respectively.
(c)	Represents stock awards granted to Mr. Klein for service as an Executive Vice President, Office of the Chairman and Chief Executive Officer, of Amplify.
(d)	“All Other Compensation” paid to Mr. Klein is in respect of his service as an Executive Vice President, Office of the Chairman and Chief Executive Officer of Amplify, and is comprised of the following: (i) a salary of $2,000,000 paid for fiscal 2015, (ii) an annual bonus for fiscal 2015 of $1,500,000, (iii) a car allowance of $14,400, (iv) contributions of $14,575 made by the Company to a 401(k) savings plan for the benefit of Mr. Klein, and (v) contributions of $105,156 made by the Company to the Restoration Plan for the benefit of Mr. Klein.

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2015 Proxy Statement

DIRECTOR COMPENSATION

The following table sets forth information with respect to the aggregate outstanding equity awards at June 30, 2015 of each of the Directors who served as Directors during fiscal 2015 and who are not NEOs, which include cash-settled DSUs and unvested, cash-settled restricted stock units (“RSUs”) and performance stock units (“PSUs”).

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested
Lachlan K. Murdoch	20,716
José María Aznar	63,533
Natalie Bancroft	63,533
Peter L. Barnes	63,533
Elaine L. Chao	22,880
John Elkann	15,084
Joel I. Klein	277,077
James R. Murdoch	15,084
Ana Paula Pessoa	15,084
Masroor Siddiqui	15,084

Stock Ownership Guidelines for Non-Executive Directors

The Board has adopted stock ownership guidelines for the Non-Executive Directors that require Non-Executive Directors to own equity securities of the Company (including DSUs, stock appreciation rights (“SARs”) and RSUs) equal in value to at least three times the amount of the Non-Executive Director’s annual cash retainer for service on the Board within three years of his or her first election to the Board. The Board will evaluate whether exceptions should be made in the case of any Director who, due to his or her unique financial circumstances, would incur a hardship in complying with this requirement.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of June 30, 2015 with respect to the Company’s outstanding stock options and shares of common stock reserved for future issuance under the Company’s 2013 Long-Term Incentive Plan (the “LTIP”). The LTIP also covers awards of RSUs, PSUs and employee stock options which were originally issued under the Dow Jones 2001 Long-Term Incentive Plan and the 21st Century Fox 2005 Long-Term Incentive Plan (collectively, the “Pre-Separation Plans”) and which were assumed by the Company in connection with the separation of its businesses from 21st Century Fox (the “Separation”) pursuant to the Employee Matters Agreement, dated as of June 28, 2013, between the Company and 21st Century Fox.

The equity compensation plans not approved by News Corp stockholders consist of awards of RSUs, restricted stock awards (“RSAs”) and employee stock options which were originally issued by Move under the Move, Inc. 2011 Incentive Plan, as amended, the Move, Inc. 2002 Stock Incentive Plan, as amended, the Move.Com, Inc. 2000 Stock Incentive Plan, the Move, Inc. 1999 Stock Incentive Plan, as amended, the iPlace, Inc. 2001 Equity Incentive Plan and the Hessel 2000 Stock Option Plan (collectively, the “Move Plans”) and assumed by the Company in connection with the Company’s acquisition of Move. All shares reflected in the table are shares of the Company’s non-voting Class A Common Stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, rights, RSUs and PSUs (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders(2)	7,326,909	(3)	$6.14	(4)	24,758,405
Equity compensation plans not approved by security holders	3,036,258	(5)	$9.09	(6)	-	(7)
Total	10,363,167		$8.82		24,758,405

(1)	Of the shares available for future issuance under the LTIP, a maximum of 21,758,405 shares may be issued with respect to awards of restricted stock, RSUs or PSUs as of June 30, 2015.
(2)	Approved by the Company’s former parent and sole stockholder, 21st Century Fox, prior to the Separation.
(3)	Includes shares of Class A Common Stock issuable upon the vesting of RSUs or PSUs granted pursuant to the LTIP, as well as upon the vesting of the awards assumed under the Pre-Separation Plans. If the assumed PSU awards were to pay out at the maximum level of performance (i.e., 200% of target), an additional 1,811,536 shares of Class A Common Stock are available to settle such assumed awards. No additional awards may be granted under the Pre-Separation Plans.
(4)	Does not reflect outstanding RSUs and PSUs, each of which entitles the holder to receive one share of Class A Common Stock upon vesting without the payment of any exercise price. The outstanding stock options have a weighted average remaining term of approximately 1.11 years.
(5)	Includes shares of Class A Common Stock issuable upon the vesting of the awards assumed under the Move Plans.
(6)	Does not reflect outstanding RSUs and RSAs, which entitle the holder to receive one share of Class A Common Stock upon vesting without the payment of an exercise price. The outstanding stock options have a weighted average remaining term of approximately 6.49 years.
(7)	No additional awards may be granted under the Move Plans.

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2015 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Procedures for Approval of Related-Party Transactions

The Audit Committee has established written procedures for the review, approval or ratification of related party transactions. Pursuant to these procedures, the Audit Committee reviews and approves or ratifies, as appropriate, (i) all transactions between the Company and any of its executive officers, Directors, Director nominees or Directors emeritus, (ii) all transactions between the Company and any security holder who is known by the Company to own of record or beneficially more than five percent of the Company and (iii) all transactions between the Company and any person who is an immediate family member of an executive officer, Director, Director nominee or a security holder described in the foregoing clause (ii), other than, in each of clauses (i) through (iii) above, (a) transactions that are made in the ordinary course of business and have an aggregate dollar amount or value of less than $120,000 (either individually or in combination with a series of related transactions) and (b) transactions that are available to all employees generally.

During fiscal 2015, all of the transactions described in this section that were subject to the Audit Committee’s policies and procedures were reviewed and approved or ratified by the Audit Committee or the Board.

Certain Relationships

Shiva Swami, Mr. Singh’s brother-in-law, provides information technology services to Move, in which the Company owns an 80% interest, through an intermediary service company. In fiscal 2015, Mr. Swami earned less than $150,000 for providing these services.

Nisha Bedi, the daughter of Mr. Singh, is employed by Serene Corporation (“Serene”), a systems integration company and consulting firm, which provides project management services to Move. In fiscal 2015, Move paid approximately $3 million to Serene in connection with a customer experience project and Ms. Bedi received less than $120,000 from Serene for her work on this project.

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REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

In accordance with its written charter, the Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, (v) risks that may have a significant impact on the Company’s financial statements, (vi) oversight of the Company’s ongoing Anti-Corruption Compliance Program and activities of the related Compliance Steering Committee and (vii) the review, approval and ratification of transactions with related parties. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence and affirming its independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the

Audit Committee concerning independence, (ii) discussed with the independent registered public accounting firm, which documented the discussion, any relationships that may impact the firm’s objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by E&Y are compatible with maintaining the accountant’s independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.

The Audit Committee also discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 16, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.

The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2015 with management and the independent registered public accounting firm.

At its meetings every quarter, the Audit Committee met with members of management, the independent registered public accounting firm and the corporate

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REPORT OF THE AUDIT COMMITTEE

auditors to review the fiscal 2015 certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act, the respective rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Audit Committee each of the Sarbanes-Oxley Act certification requirements including whether there were any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

The Audit Committee received reports from the Company’s General Counsel and Chief Compliance Officer and Corporate Audit regarding the Company’s policies, processes and procedures relating to compliance with News Corporation Global Anti-Bribery and Anti-Corruption Policy and activities of the Company’s Compliance Steering Committee.

Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2015, for filing with the SEC. The Audit Committee also appointed E&Y as the Company’s independent registered public accounting firm, and the Board concurred in such appointment.

THE AUDIT COMMITTEE:

Peter L. Barnes (Chairman)
Elaine L. Chao
Ana Paula Pessoa
Masroor Siddiqui

  2015 Proxy Statement  |  29

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2016. E&Y has audited the books and records of the Company since its formation. The Audit Committee believes that the continued retention of E&Y is in the best interests of the Company and its stockholders. The affirmative vote of a majority of the shares cast at the Annual Meeting is required to ratify the reappointment of E&Y for fiscal 2016. If this appointment is not ratified by our stockholders, the Audit Committee will reconsider its decision. A representative of E&Y will be present at the Annual Meeting. He or she will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE PROPOSAL TO RATIFY THE SELECTION OF
ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING JUNE 30, 2016.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed E&Y to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by E&Y. These pre-approval procedures are described below under “Audit Committee Pre-Approval Policies and Procedures.”

The description of the fees billed to the Company and its subsidiaries by E&Y for the fiscal years ended June 30, 2015 and June 30, 2014 (“fiscal 2014”) is set forth below.

	Fiscal 2015	Fiscal 2014
Audit Fees(1)	$11,837,000	$9,765,000
Audit-Related Fees(2)	1,254,000	2,430,000
Tax Fees(3)	4,091,000	3,450,000
All Other Fees(4)	131,000	-
Total Fees	$17,313,000	$15,645,000

(1)	Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2015 and June 30, 2014; the audit of internal control over financial reporting as of June 30, 2015 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)); statutory audits required internationally; and reviews of the Company’s unaudited consolidated interim financial statements included in the Company’s statutory and regulatory filings.
(2)	Audit-related fees principally relate to employee benefit plan audits, due diligence related to mergers and acquisitions, audits of entities to be sold, accounting consultations, agreed-upon procedure reports, reports on internal controls over certain distribution services provided to third parties and other services related to the performance of the audit or review of the Company’s consolidated financial statements.
(3)	Tax fees include fees for tax compliance and tax consultations for domestic and international operating units, including due diligence related to mergers and acquisitions.
(4)	All other fees relate principally to expatriate services.

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PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chairman of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended June 30, 2015 and June 30, 2014 have been pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by E&Y during the fiscal years ended June 30, 2015 and June 30, 2014, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

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EXECUTIVE OFFICERS OF NEWS CORPORATION

The executive officers of the Company at June 30, 2015 are set forth in the table below. Unless otherwise noted, each holds the offices indicated until his successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or at other meetings of the Board as appropriate.

Name	Age	Position with the Company
K. Rupert Murdoch(1)	84	Executive Chairman
Robert J. Thomson	54	Chief Executive
Bedi Ajay Singh	56	Chief Financial Officer
David B. Pitofsky	49	General Counsel

(1)	Mr. K.R. Murdoch is the father of Mr. L.K. Murdoch, the Company’s Co-Chairman and a Director, and Mr. J.R. Murdoch, a Director. None of the other executive officers of the Company is related to any other executive officer or Director of the Company by blood, marriage or adoption.

Information concerning Messrs. K.R. Murdoch and Thomson can be found under the heading “Election of Directors.”

Bedi Ajay Singh—Bedi Ajay Singh has served as the Company’s Chief Financial Officer since December 2012. He served as Co-CEO, President & Chief Financial Officer for MGM Studios, a media company, from 2008 to 2010. Previously, Mr. Singh served as Chief Financial Officer at Gemstar-TV Guide from 2006 to 2008, as Chief Finance and Administration Officer at Novartis Pharma A.G. from 2004 to 2006 and as Executive Vice President and Chief Financial Officer of Sony Pictures Entertainment from 1999 to 2003. Before joining Sony Pictures Entertainment, he held a number of senior finance positions at 21st Century Fox, including at News International (now known as News UK) as Financial Controller and Fox Filmed Entertainment as Deputy Chief Financial Officer and as Senior Vice President, Office of the Chairman of News Corporation. Mr. Singh is a

graduate of the London School of Economics and Political Science, a Fellow of the UK Institute of Chartered Accountants and a graduate of the Program for Management Development at Harvard Business School. Mr. Singh started his business career with Arthur Andersen in London.

David B. Pitofsky—David B. Pitofsky has served as the Company’s General Counsel since February 2015. He also serves as the Chief Compliance Officer of the Company. Mr. Pitofsky served as a Deputy General Counsel for the Company from April 2013 until February 2015 and as the Company’s Deputy Chief Compliance Officer from June 2013 until February 2015. Mr. Pitofsky previously held the position of partner at Goodwin Procter LLP from 2005 to March 2013. From 1996 to 2005, Mr. Pitofsky was an Assistant U.S. Attorney in the Eastern District of New York, rising to the level of Deputy Chief of the Criminal Division.

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SECURITY OWNERSHIP OF NEWS CORPORATION

The following table sets forth the beneficial ownership of both Class A Common Stock and Class B Common Stock as of August 10, 2015 (unless otherwise noted) for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each member of the Board; (iii) each named executive officer (as identified under “Compensation Discussion and Analysis”) of the Company; and (iv) all Directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned(1)
	Number of Shares Beneficially Owned		Option Shares(3)	Percent of Class(4)
Name(2)	Non-Voting Class A Common Stock	Voting Class B Common Stock	Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock
Murdoch Family Trust(5) c/o McDonald Carano Wilson LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	14,250	76,655,870	0	*	38.4%
Perpetual Limited(6) Level 12 123 Pitt Street Sydney, NSW 2000 Australia	0	20,454,830	0	0	10.2%
International Value Advisers, LLC(7), (8) 717 Fifth Avenue, 10th Floor New York, NY 10022	19,157,380	12,833,679	0	5.0%	6.4%
K. Rupert Murdoch(9)	2,196,608	78,722,399	0	*	39.4%
Lachlan K. Murdoch	114	1,464	0	*	*
Robert J. Thomson	0	0	0	0	0
José Maria Aznar	1,087	0	0	*	0
Natalie Bancroft	0	2,125	0	0	*
Peter L. Barnes	1,989	0	0	*	0
Elaine L. Chao	0	0	0	0	0
John Elkann	0	0	0	0	0
Joel I. Klein	0	0	0	0	0
James R. Murdoch	219	411	0	*	*
Ana Paula Pessoa	0	0	0	0	0
David B. Pitofsky	0	0	0	0	0
Masroor Siddiqui	0	0	0	0	0
Bedi Ajay Singh	6,511	0	0	0	0
Gerson Zweifach	0	0	0	0	0
All Directors and executive officers as a group (15 members)	2,206,528	78,726,399	0	*	39.4%

*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on August 10, 2015.
(1)	This table does not include, unless otherwise indicated, any shares of Class A Common Stock or any shares of Class B Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which

  2015 Proxy Statement  |  33

SECURITY OWNERSHIP OF NEWS CORPORATION

various Directors and officers serve as directors or trustees. Beneficial ownership of Class A Common Stock and Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership of the Class A Common Stock represents sole investment power and ownership of the Class B Common Stock represents both sole voting and sole investment power.

(2)	The address for all Directors and executive officers is c/o News Corporation, 1211 Avenue of the Americas, New York, New York 10036.
(3)	The number of option shares reported reflects the number of option shares currently exercisable or that become exercisable within 60 days following August 10, 2015.
(4)	Applicable percentage of ownership is based on 381,001,559 shares of Class A Common Stock and 199,630,240 shares of Class B Common Stock outstanding as of August 10, 2015 together with the exercisable stock options, for such stockholder or group of stockholders, as applicable. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of August 10, 2015 are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(5)	Beneficial ownership of 14,250 shares of Class A Common Stock and 76,655,870 shares of Class B Common Stock is as of July 2, 2013 as reported on Form 3 filed with the SEC on July 2, 2013. Cruden Financial Services LLC, a Delaware limited liability company (“Cruden Financial Services”), the corporate trustee of the Murdoch Family Trust, has the power to vote and to dispose or direct the vote and disposition of all of the reported Class B Common Stock. In addition, Cruden Financial Services has the power to exercise the limited vote and to dispose or direct the limited vote and disposition of all of the reported Class A Common Stock. As a result of Mr. K.R. Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares.
(6)	Beneficial ownership of 20,454,830 Class B CDIs (equivalent to 20,454,830 shares of Class B Common Stock) is as of April 30, 2015 as reported on Schedule 13G/A filed with the SEC by Perpetual Limited on July 8, 2015. Perpetual Limited reported that, as of April 30, 2015, it had: (i) shared power to vote or direct the vote as to 20,454,830 Class B CDIs, and (ii) shared power to dispose or direct the disposition as to 20,454,830 Class B CDIs.
(7)	Beneficial ownership of 19,157,380 shares of the Company’s Class A Common Stock is as of December 31, 2014 as reported on Schedule 13G filed with the SEC by International Value Advisers, LLC (“IVA”) on February 13, 2015. IVA reported that, as of December 31, 2014, it had: (i) sole power to vote or direct the vote as to 17,207,402 shares of the Company’s Class A Common Stock, and (ii) sole power to dispose or direct the disposition as to 19,157,380 shares of the Company’s Class A Common Stock.
(8)	Beneficial ownership of 12,833,679 shares of the Company’s Class B Common Stock is as of December 31, 2014 as reported on Schedule 13G filed with the SEC by IVA on February 13, 2015. IVA reported that, as of December 31, 2014, it had: (i) sole power to vote or direct the vote as to 11,711,859 shares of the Company’s Class B Common Stock, and (ii) sole power to dispose or direct the disposition as to 12,833,679 shares of the Company’s Class B Common Stock.
(9)	Beneficial ownership of 2,196,608 shares of Class A Common Stock and 78,722,399 shares of Class B Common Stock includes 14,250 shares of Class A Common Stock and 76,655,870 shares of Class B Common Stock beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership also includes 2,062,500 shares of Class B Common Stock held by the K. Rupert Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Beneficial ownership also includes 2,182,358 shares of Class A Common Stock held by the GCM Trust that is administered by independent trustees for the benefit of Mr. K.R. Murdoch’s minor children. Mr. K.R. Murdoch, however, disclaims beneficial ownership of such shares.

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COMPENSATION DISCUSSION AND ANALYSIS

This section explains the Company’s compensation philosophy and summarizes the material components of our executive compensation program. Our Named Executive Officers (the “NEOs”) for fiscal 2015 were:

Name	Title
K. Rupert Murdoch	Executive Chairman
Robert J. Thomson	Chief Executive Officer (“CEO”)
Bedi Ajay Singh	Chief Financial Officer (“CFO”)
David B. Pitofsky	General Counsel
Gerson Zweifach	Former General Counsel

The NEOs listed above represent all of the Company’s executive officers as defined by SEC rules (other than Mr. Zweifach who ceased to be an executive officer when he resigned as General Counsel in February 2015). During his tenure as General Counsel, the Company compensated 21st Century Fox for Mr. Zweifach’s services through a Transition Services Agreement between the

Company and 21st Century Fox, and Mr. Zweifach received no compensation (other than a one-time Launch Performance Award consisting of PSUs) in fiscal 2015 directly from the Company. As a result, the discussion below concerning NEO compensation for fiscal 2015 is focused primarily on the compensation decisions for Messrs. K.R. Murdoch, Thomson, Singh and Pitofsky.

Executive Summary

The Compensation Committee has established a compensation program that seeks to create long-term growth and value for our stockholders. To facilitate an understanding of our executive compensation program, certain key information is highlighted in this Executive Summary.

Compensation Philosophy

Our executive compensation program is designed to (i) drive Company performance, (ii) ensure our compensation practices support short- and long-term growth for stockholders, and (iii) attract, retain and motivate the top executive talent necessary for the Company’s success. We have adopted the following approach to achieve these objectives:

Pay for Performance	■	Performance-related compensation opportunities are based on corporate and individual performance
	■	Short- and long-term “at-risk” compensation elements are designed to reward superior performance without encouraging unnecessary and excessive risk taking
Market Competitiveness	■	Competitive program enables the Company to attract the highest quality talent
	■	Compensation trends in relevant industries are considered
Compensation Mix	■
Program incorporates a mix of fixed and variable compensation, in the form of base salary, performance-based annual cash incentive compensation, long-term equity-based incentive compensation and retirement and other benefits

	■	Program is heavily weighted towards variable performance-based compensation

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COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Engagement and Recent Enhancements to the Executive Compensation Program

The Company carefully considers feedback from our stockholders regarding our executive compensation program. Stockholders are invited to express their views to the Compensation Committee as described under “Communicating with the Board” in this Proxy Statement. During fiscal 2015, representatives of the Company had discussions with holders of more than a majority of the total number of shares of Class B Common Stock outstanding. In addition, the annual advisory vote on the compensation of the NEOs provides stockholders with an opportunity to communicate their views on our executive compensation program.

At our first Annual Meeting of Stockholders held in November 2014, an advisory, nonbinding vote on NEO compensation was held in order to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and to provide feedback to the Board and the Compensation Committee regarding the Company’s executive compensation program. At the 2014 Annual Meeting, 84% of the votes cast were in favor of the proposal to approve the compensation of the NEOs. This result demonstrated that stockholders are generally supportive of the Company’s executive compensation program. Upon consideration of the

2014 vote results and feedback from discussions with stockholders, the Compensation Committee made several enhancements to the executive compensation program to further align executives’ interests with those of our stockholders. These improvements include:

■	Increasing the stock ownership requirement for the CEO to three times his base salary from two times base salary;
■	Implementing stock ownership requirements for the General Counsel; and
■	Increasing the percentage of CEO and CFO “at-risk” pay.

Total Direct Compensation

The following table presents the total direct compensation (“TDC”) awarded to Messrs. K.R. Murdoch, Thomson, Singh and Pitofsky for fiscal 2015. TDC differs from the amounts reported in the Summary Compensation Table, as required by the SEC, and reflects the amounts the Compensation Committee considers most relevant in assessing and determining executive compensation for the fiscal year. The TDC for the NEOs includes their annual base salary, target annual cash incentive and target value of long-term equity-based performance awards at grant.

Name	Base Salary	Target Annual Cash Incentive	Performance-Based Long-Term Equity Awards	Total Direct Compensation	% of Target Pay “At-Risk”
K. Rupert Murdoch	$1,000,000	$2,000,000	$2,000,000	$5,000,000	80%
Robert J. Thomson	$2,000,000	$3,000,000	$4,300,000	$9,300,000	78%
Bedi Ajay Singh	$1,200,000	$1,500,000	$1,600,000	$4,300,000	72%
David B. Pitofsky(1)	$950,000	$750,000	$400,000	$2,100,000	55%

(1)	Reflects Mr. Pitofsky’s annual base salary and target Annual Cash Incentive opportunity effective with his appointment as General Counsel on February 11, 2015. His actual base salary for fiscal 2015 was pro-rated to reflect his promotion to the role of General Counsel during fiscal 2015. Mr. Pitofsky’s fiscal 2015 Performance-Based Long-Term Equity-Based Incentive Award was granted prior to his appointment as General Counsel.

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COMPENSATION DISCUSSION AND ANALYSIS

NEO Compensation Program Practices

The table below highlights our current executive compensation practices, including practices we engage in because we believe they drive performance and those we do not engage in because they are inconsistent with our stockholders’ long-term interests:

What We Do
Majority of compensation “at-risk”— performance-based, variable pay comprised 80% of total target pay for the Executive Chairman, 78% for the CEO, 72% for the CFO and 55% for the General Counsel(1)

Use of multiple performance metrics—the annual cash incentive and long-term equity incentive programs for NEOs rely on diversified performance metrics that incentivize and reward the achievement of multi-dimensional aspects of our operational and long-term business strategy

Cap on payouts under annual cash incentive and long-term equity incentive programs
Performance on ethics and compliance objectives impacts payout of discretionary portion of annual cash incentive awards
Clawback policies provide for recoupment, under certain circumstances, of performance-based cash and equity compensation
Stock ownership guidelines for the CEO, CFO, General Counsel and Non-Executive Directors
All NEO incentive compensation is subject to achievement of performance goals
What We Do Not Do
No “single trigger” cash severance or automatic vesting of equity awards based solely upon a change in control of the Company
No excise tax gross-ups or tax gross-ups on perquisites
NEO employment agreements do not contain provisions related to a change in control
No hedging of Company stock by Directors and NEOs
No re-pricing of stock options or SARs without stockholder approval
No dividends on unvested or unearned RSUs or PSUs
No excessive perquisites
No guaranteed bonuses
Do not maintain compensation programs that create risks reasonably likely to have a material adverse effect on the Company

(1)	Mr. Pitofsky’s fiscal 2015 Performance-Based Long-Term Equity-Based Incentive Award was granted prior to his appointment as General Counsel.

Aligning Compensation with Company Performance

The Compensation Committee is responsible for the oversight of the Company’s executive compensation framework, and within that framework, aligning compensation with Company performance and providing incentives that reward sustained value creation and responsible risk-taking.

In recognition of the Company’s strong performance, as highlighted below, the Compensation Committee determined that the payout for the fiscal 2015 Annual

Cash Incentive would be 100% of target. For fiscal 2015, the Compensation Committee set the midpoint of its adjusted Total Segment EBITDA target range at $902 million and the Company achieved $914 million, which generated a 100% payout of the quantitative portion of Annual Cash Incentive. The Compensation Committee also determined that a 100% payout of the qualitative portion of the fiscal 2015 Annual Cash Incentive was appropriate in light of the strategic leadership of the NEOs during fiscal 2015. For the fiscal 2014 Annual Cash Incentive, the quantitative

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COMPENSATION DISCUSSION AND ANALYSIS

payout was 141.1% of target, which reflected the Company’s over-achievement of the midpoint of its adjusted Total Segment EBITDA target range of $815 million by achieving $906 million, and the qualitative payout was 120% in recognition of the NEOs’ strong leadership during the Company’s first year as a separate public company.

Fiscal 2015 annual performance highlights include:

■	Fiscal 2015 full year revenues of $8.6 billion increased 1%, primarily due to increased revenues at the Book Publishing segment of $233 million, primarily as a result of the acquisition of Harlequin in August 2014, and increased revenues at the Digital Real Estate Services segment of $217 million, primarily as a result of the acquisition of Move in November 2014, and to a lesser extent, increased revenues at REA Group. These revenue increases were partially offset by a decrease in revenues at the News and Information Services segment of $422 million for the fiscal year ended June 30, 2015, primarily resulting from weakness in the print advertising market and the negative impact of foreign currency fluctuations.
■	Fiscal 2015 full year Total Segment EBITDA improved by 11% to $852 million driven by increased revenues in the Book Publishing segment due to the inclusion of Harlequin results and lower expenses, mainly at the Digital Education segment; partially offset by adverse foreign currency fluctuations, declines at the News and Information Services segment, which includes higher legal costs at News America Marketing, and stock-based compensation expense resulting from the acquisition of Move.

■	Fiscal 2015 full year free cash flow available to News Corporation of $368 increased 1% over the prior year.
■	Net loss attributable to News Corporation was $147 million, which included a $371 million impairment charge related to Amplify, the Company’s digital education business.
■	In August 2014, the Company completed its acquisition of Harlequin from Torstar Corporation for a purchase price of $414 million of cash, net of $19 million of cash acquired. Harlequin is a leading publisher of women’s fiction and extends HarperCollins’ global platform, particularly in Europe and Asia Pacific. Harlequin operates as a division of HarperCollins, and its results are included within the Book Publishing segment.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

How Executive Compensation Decisions Are Made

The Compensation Committee considers level of responsibility, individual contributions, Company performance, achievement of strategic objectives, industry compensation practices and retention considerations when establishing and reviewing NEO compensation packages. NEOs do not participate in the Compensation Committee’s deliberations or decisions with regards to their own compensation. Management, together with the Compensation Committee’s compensation consultant, assists the Committee by providing data, analyses and recommendations regarding the Company’s executive compensation practices and policies. In addition, the Executive Chairman and CEO present individual pay recommendations to the Compensation Committee for the other NEOs. These recommendations are based on their assessments of individual contributions, achievement of performance objectives and other qualitative factors. The Compensation Committee considers management input along with the advice of its independent compensation consultant in making decisions on compensation matters.

Role of Compensation Consultant

For fiscal 2015, Deloitte Consulting LLP (“Deloitte”) was the Compensation Committee’s compensation consultant and was retained by the Committee. The role of the consultant is to advise the Compensation Committee on executive officer compensation arrangements by (i) attending Committee meetings, (ii) providing advice on proposed executive compensation and plan designs, and (iii) preparing and presenting analyses on compensation levels, including a competitive assessment of the Company’s practices and policies. The total fees paid to Deloitte for these services during fiscal 2015 were approximately $259,670.

During fiscal 2015, the Company’s management retained other business units of Deloitte to provide other services to the Company. These services included tax compliance and consulting for domestic and international operating units, systems implementation assistance, operational consulting, internal audit assistance and due diligence. The total amount paid for such services (excluding the services as consultant to the Compensation Committee as discussed above) to Deloitte during fiscal 2015 was approximately $18 million. Deloitte was engaged directly by management to provide these other services and, accordingly, Deloitte’s engagement for these other services was not formally approved by the Board or by the Compensation Committee.

In June 2015, the Compensation Committee considered Deloitte’s independence as its compensation consultant by taking into account the factors prescribed by the NASDAQ listing rules, policies and procedures Deloitte has in place and the use of separate consulting teams for the Compensation Committee and other Deloitte engagements. Based on such evaluation, the Compensation Committee determined that no conflict of interest exists.

Comparative Market Data and Industry Trends

In order to attract and retain top executives with the requisite skills and experience to successfully manage the Company’s businesses, our executives’ compensation packages must be competitive, particularly relative to a group of peer companies (the “Peer Group”).

The Compensation Committee considers the compensation practices of the Peer Group, as well as current market trends and practices generally, in developing competitive and appropriate compensation packages for the NEOs. Given the diverse nature of the Company, which is comprised of businesses in multiple industries and markets, the Compensation Committee believes that strict “benchmarking” against the Peer Group does not provide a broad enough view for establishing executive compensation and it does not set compensation targets for the NEOs at a specific percentile of the Peer Group.

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COMPENSATION DISCUSSION AND ANALYSIS

FY2015 Peer Group

The Peer Group used for fiscal 2015 (the “FY2015 Peer Group”) was comprised of companies in the publishing and/or media industries, international media and digital companies that were similar in size to the Company, based on revenue and market capitalization, or competed with our key operational businesses. The FY2015 Peer Group consisted of the companies listed below:

■	Thomson Reuters Corporation
■	Pearson plc
■	Reed Elsevier plc
■	Gannett Co., Inc.
■	Wolters Kluwer NC
■	The New York Times Company
■	WPP plc
■	Omnicom Group Inc.
■	Charter Communications, Inc.
■	The Interpublic Group of Companies, Inc.
■	Shaw Communications
■	Yahoo! Inc.
■	AOL Inc.
■	Fairfax Media

FY2016 Peer Group

The Compensation Committee annually reviews the Peer Group and may update its composition to better reflect the Company’s competitive landscape or, if necessary, to account for any corporate changes, including acquisitions and dispositions. Given the breadth of our business operations globally, it is challenging to find directly comparable companies.

In June 2015, following an in-depth review of the FY2015 Peer Group, in consultation with the compensation consultant, the Compensation Committee adopted an updated peer group for fiscal

2016 (the “FY2016 Peer Group”). To determine the FY2016 Peer Group, the Compensation Committee considered companies with the following general characteristics:

■	Companies with significant content production operations, including online/digital, print and television;
■	Companies of a similar size;
■	Competitors for key executive level talent;
■	Companies within the same GICS code as the Company; and
■	Companies identified as the Company’s peers by proxy advisory firms.

The FY2016 Peer Group consists of the following companies:

■	Gannett Co., Inc.
■	Omnicom Group Inc.
■	The Interpublic Group of Companies, Inc.
■	Charter Communications, Inc.
■	Liberty Global plc
■	Dish Network Corp.
■	Cablevision Systems Corporation
■	Discovery Communications, Inc.
■	Yahoo! Inc.
■	Netflix, Inc.
■	Viacom, Inc.
■	iHeartMedia, Inc.
■	CBS Corporation
■	Sirius XM Holdings Inc.

The FY2016 Peer Group revenue ranges from $3.0-$18.2 billion which places News Corp at the 59th percentile (vs. 74th percentile against the FY2015 Peer Group). Market capitalization against the FY2016 Peer Group places News Corp at the 24th percentile (vs. 35th percentile against the FY2015 Peer Group).

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2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officer Compensation

Overview of Executive Compensation Program

The table below describes the objectives supported by each of the primary compensation elements, along with an overview of the key design features of each element.

Compensation Element	How it Supports News Corp’s Compensation Philosophy		Key Features
Base Salary	■	Provides an appropriate level of fixed pay	■	Minimum salaries for CEO, CFO and General Counsel set in employment agreements
	■	Attracts and retains executive officers
			■	Reviewed annually and may be adjusted as appropriate by the Compensation Committee
Performance-Based Annual Cash Incentive Compensation	■	Incentivizes and rewards achievement of operational and strategic goals and superior individual performance	■	Two-thirds of annual opportunity is based on achievement of adjusted Total Segment EBITDA performance
	■	Links executives’ interests to annual operating strategies	■	One-third of annual opportunity is based on achievement of individual objectives
Performance-Based Long-Term Equity-Based Incentive Awards	■	Rewards long-term value creation based on achievement of specified performance goals	■	Three-year performance measurement period
			■	Payout range of 0-200% of target
	■	Aligns executives’ interests with those of our stockholders	■	80% of award based on achievement of cumulative adjusted EPS and cumulative annual adjusted free cash flow targets
	■	Strong retention tool
			■	20% of award based on the Company’s Total Stockholder Return (“TSR”) relative to the TSR of the S&P 500

In determining the appropriate level of compensation for each NEO, the Compensation Committee considers:

■	the nature and scope of the NEO’s responsibilities;
■	the NEO’s leadership and management expertise;
■	the NEO’s prior compensation and performance;
■	the NEO’s term of service;
■	internal pay parity;
■	information on market compensation levels as described above, taking into account industry and geographic considerations; and
■	retention considerations.

Messrs. Thomson, Singh and Pitofsky are each party to a negotiated employment agreement with a subsidiary of the Company. Mr. K.R. Murdoch does not have an employment agreement, but does have a letter agreement that contains termination provisions relating to his Annual Cash Incentive and Equity-Based Incentive Awards. For a detailed description of Mr. K.R. Murdoch’s letter agreement and Messrs. Thomson’s, Singh’s and Pitofsky’s employment agreements, please see the section titled “Employment Agreements.”

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2015 Pay Mix

The Compensation Committee designed the fiscal 2015 executive compensation program so that the performance-based pay elements (annual cash incentive compensation and long-term equity-based incentive awards) constituted a significant portion of target TDC in support of our objective to align the NEOs’ interests with those of our stockholders. The following chart demonstrates that these variable pay elements comprised 80%, 78%, 72% and 55%(1) of the targeted annual compensation for the Executive Chairman, Chief Executive, Chief Financial Officer and General Counsel, respectively.

(1)	Mr. Pitofsky’s fiscal 2015 Performance-Based Long-Term Equity-Based Incentive Award was granted prior to his appointment as General Counsel.

Base Salary

The Compensation Committee annually reviews the NEOs’ base salaries and uses its judgment to make appropriate adjustments subject to the terms of individual employment agreements. The respective employment agreements of Messrs. Thomson, Singh and Pitofsky provide for a minimum base salary.

For fiscal 2015, the Committee approved an increase to Mr. Singh’s base salary to $1,200,000 in recognition of his achievements and contributions to the Company (as described below). Base salaries for Messrs. K.R. Murdoch and Thomson were not increased and remained at $1,000,000 and $2,000,000, respectively, which in Mr. Thomson’s case represents the minimum annual base salary provided for in his employment agreement. Upon his promotion to the position of General Counsel in February 2015, Mr. Pitofsky received a base salary increase to $950,000 (pro-rated for his service in this position during fiscal 2015), which is the minimum annual base salary provided for in his employment agreement.

Performance-Based Incentive Compensation

In order to align NEO compensation with stockholders’ interests, the majority of each executive’s compensation is tied to two performance-based incentive plans, the Annual Cash Incentive and the Long-Term Equity-Based Incentive plans. Targets of the metrics for both of these compensation components are set at challenging, yet reasonably achievable levels each year in order to motivate a high degree of performance, focusing on the Company’s long-term growth. These targets are set with a long-term focus in order to ensure no individual takes an inappropriate amount of risk to achieve them.

Fiscal 2015 Performance-Based Annual Cash Incentive Compensation

In August 2014, the Compensation Committee approved a framework for the Company’s fiscal 2015 annual cash incentive program (the “Annual Cash Incentive”). The Compensation Committee believes the Annual Cash Incentive’s mix of quantitative and qualitative factors motivates the NEOs to achieve the critical operating goals of the Company’s businesses, while also recognizing and rewarding them for individual contributions. Individual Annual Cash Incentive awards are based two-thirds on achievement of target adjusted Total Segment EBITDA(1), and one-third on an assessment of qualitative considerations. Adjusted Total Segment

(1)	Consistent with the terms of the annual cash incentive plan, the performance factor was adjusted to reflect certain unusual events that occurred during the year. These adjustments can result in either increases or decreases in performance and, in fiscal 2015, included acquisitions of businesses, changes in foreign exchange rates, the relocation of the U.K. headquarters and certain litigation expenses. The fiscal 2015 adjustments are intended to ensure that award payments represent the underlying performance of the business and are not artificially inflated or deflated due to such items. The Compensation Committee reviewed all adjustments to ensure the adjustments are consistent with the Committee's philosophy on pay. For information on Total Segment EBITDA as defined by the Company, please see the Company’s Annual Report on Form 10-K for the year ended June 30, 2015 filed with the SEC on August 13, 2015 on page 51.

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COMPENSATION DISCUSSION AND ANALYSIS

EBITDA was selected as the financial performance metric because it reflects the Company’s key financial objective for the operations for which the NEOs have direct responsibility. The Compensation Committee also considers, based on a recommendation from the

Audit Committee regarding management’s performance on ethics and compliance objectives, whether to reduce the qualitative portion of the payout of the Annual Cash Incentive and if so, the amount of such reduction.

For fiscal 2015, the Compensation Committee approved the following target and maximum amounts for the fiscal 2015 Annual Cash Incentive:

	Fiscal 2015 Annual Cash Incentive
Named Executive Officer	Target	Maximum
K. Rupert Murdoch	$2,000,000	$4,000,000
Robert J. Thomson	$3,000,000	$6,000,000
Bedi Ajay Singh	$1,500,000	$3,000,000
David B. Pitofsky	$750,000	$1,500,000

For fiscal 2015, the Compensation Committee set a target range for adjusted Total Segment EBITDA of $857 million − $947 million based on the Company’s annual plan. A target range is used, rather than a specific goal, to address challenges associated with setting performance goals with precision and to avoid unintended windfalls and shortfalls in actual payouts to the NEOs. Performance within the target range generates a payout of 100% for the quantitative portion of the Annual Cash Incentive, with performance that falls between the specified performance levels to be interpolated on a linear basis.

200%
150%
100%
50%
0%
Payout Percentage
Maximum 120%
Target 95 - 105%
Threshold 80%
70%
90%
110%
130%
Target Achievement (%)

  2015 Proxy Statement  |  43

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee noted individual NEO’s significant and numerous contributions and strong leadership in the development and implementation of the corporate vision, strategy and organizational structure for the Company’s businesses. In assessing our NEOs’ performance and determining the appropriate award amounts, the Compensation Committee acknowledged the following specific achievements:

NEO	Fiscal 2015 Achievements and Contributions
K. Rupert Murdoch	■	Company delivered stockholder value meeting EBITDA targets
	■	Company continued to deliver on strategic plan of focused digitization and globalization through execution of its largest acquisition to date, Move, and several investments in Australia and Asia
■
Company finished fiscal 2015 with substantial financial flexibility, as evidenced by initiation of its stock buyback program in line with the Company strategy of balancing capital returns with prudent reinvestment

Robert J. Thomson	■
Led the execution of the largest acquisition to date for the Company, Move, with early positive results against the strategic plan. Leveraging the power of the News Corp audience, realtor.com® has delivered several months of record traffic and enhanced audience engagement, and is now the fastest growing real estate website in the U.S.

	■	Provided exceptional leadership as evidenced by the successful and seamless integration of Harlequin and Move and the turnaround of the Dow Jones professional information businesses
■
Continued to deliver on strategic plan of globalization and digitization through a series of complementary acquisitions and investments in Australia and throughout Asia that have enhanced the breadth and depth of monetization opportunities across the region

■
Continued relentless focus on reducing costs - renegotiated newsprint contracts in Australia leading to significant savings and consolidated U.K. headquarter locations for News UK, HarperCollins and Dow Jones, improving collaboration opportunities and positioning the Company for reduced expense in future years

Bedi Ajay Singh	■	Oversaw strategic alternatives review at Amplify
	■	Conducted business reviews at all divisions, particularly at News America Marketing and Move
■
Demonstrated operational and leadership excellence by providing financial information to management with critical insights for business improvements, cost reductions, risk management and long-range planning

	■	Oversaw M&A pipeline, including a number of important acquisitions including Move and Harlequin, and investments throughout Asia, and provided critical operating strategy around digital information
David B. Pitofsky	■	Successfully managed seamless transition of leadership into the General Counsel role resulting in continued best in class delivery on commercial transactions and risk management
■
Provided leadership and management of full range of M&A, litigation, ethics and corporate governance matters, including U.K. Newspaper Matters, which achieved declination of an U.S. action, and contained legal costs through diligent oversight

	■	Oversaw continued strengthening of the Company’s gold standard compliance program, with focus on new business integration, expanding geographic footprint, and other emerging compliance imperatives

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COMPENSATION DISCUSSION AND ANALYSIS

To determine the fiscal 2015 Annual Cash Incentive for the NEOs, the Compensation Committee recognized that the Company’s adjusted Total Segment EBITDA, for the purposes of this calculation, was approximately $914 million and as a result, 100% of the quantitative portion of the Annual Cash Incentive was achieved. In light of this achievement and the individual accomplishments mentioned above, the Compensation Committee determined to award fiscal 2015 Annual Cash Incentives as set out below:

Named Executive Officers	Fiscal 2015 Target Annual Cash Incentive	Adjusted Total Segment EBITDA Performance			Qualitative Performance			Fiscal 2015 Total Annual Cash Incentive
		66.7% of Target	Multiple	Subtotal A	33.3% of Target	Multiple	Subtotal B
K.R. Murdoch	$2,000,000	$1,333,333	100%	$1,333,333	$666,667	100%	$666,667	$2,000,000
Robert J. Thomson	$3,000,000	$2,000,000	100%	$2,000,000	$1,000,000	100%	$1,000,000	$3,000,000
Bedi Ajay Singh	$1,500,000	$1,000,000	100%	$1,000,000	$500,000	100%	$500,000	$1,500,000
David B. Pitofsky(1)	$750,000	$500,000	100%	$500,000	$250,000	100%	$250,000	$750,000

(1)	As Mr. Pitofsky was appointed as the Company’s General Counsel during fiscal 2015, his fiscal 2015 Annual Cash Incentive was not originally subject to the calculation set forth in the table. However, in connection with Mr. Pitofsky’s appointment as General Counsel, the Committee determined to calculate his fiscal 2015 Annual Cash Incentive consistent with the other NEOs.

Performance-Based Long-Term Equity-Based Incentive Awards

Fiscal 2015-2017 Performance-Based Long-Term Equity-Based Incentive Awards

In August 2014, the Compensation Committee designed and approved a performance-based long-term equity-based incentive program for the Company’s senior executives. The annual awards, which are granted under the LTIP, consist of PSUs that vest over a three-year performance measurement period. If earned, the PSUs awarded to: (i) Messrs. Singh and Pitofsky are settled in shares of Class A Common Stock, and (ii) Messrs. K.R. Murdoch and Thomson are settled in cash rather than shares based on the stock price on the trading day immediately prior to vesting. Accordingly, all of the NEOs’ PSU payouts are fully at risk for both financial performance and stock price performance from the grant date until vesting. The practice of settling PSUs awarded to Messrs. K.R. Murdoch and Thomson in cash rather than stock conforms to the Company’s policy of settling Directors’ equity awards in cash to address certain requirements of the ASX.

Payouts will be determined based on the achievement of the performance goals established by the Compensation Committee at the beginning of the three-year performance period for three performance metrics. The performance metrics and their respective weightings for the fiscal 2015-2017 PSU Award are as follows:

■	40% based on cumulative adjusted earnings per share;
■	40% based on cumulative annual adjusted free cash flow; and
■	20% based on the Company’s three-year TSR as measured against the three-year TSR of the S&P 500.

For the fiscal 2015-2017 PSU Award, the Compensation Committee decided to utilize a cumulative annual adjusted free cash flow measure instead of growth in average annual adjusted free cash flow, which was used for prior PSU awards, as the Compensation Committee believes the cumulative annual adjusted free cash flow metric better reflects the performance of the Company during the performance period.

The Compensation Committee seeks to motivate the NEOs to create stockholder value and therefore determined that cumulative adjusted earnings per share, cumulative annual adjusted free cash flow and three-year TSR as measured against the S&P 500 were the appropriate performance metrics to use in determining payouts.

At the beginning of each performance period, the Compensation Committee determines the target award opportunity, expressed as a dollar value (the “PSU Target Value”), for each of the NEOs. The PSU Target Value is converted to a target number of PSUs (the “PSU Target”), which, for the fiscal 2015-2017 PSU Award, was based on the volume weighted average price of the Company’s Class A Common Stock for the last 20 trading days in fiscal 2014.

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COMPENSATION DISCUSSION AND ANALYSIS

At the end of each performance period, the Compensation Committee will compare the actual results of the Company’s performance against the targets set by the Compensation Committee and determine the “Final PSU Award” for each NEO, using the following formula:

Upon vesting, Messrs. K.R. Murdoch and Thomson will each receive a cash payment (after taxes are withheld) equal to the Final PSU Award multiplied by the closing price of the Class A Common Stock on the last trading day immediately prior to the Vest Date, subject to the limitations set forth in the LTIP. The “Vest Date” will be August 15 of the applicable year or the closest business day following August 15. Messrs. Singh and Pitofsky will receive shares of Class A Common Stock, after taxes are withheld, in settlement of their Final PSU Awards.

For the fiscal 2015-2017 PSU Award, the Compensation Committee approved the following PSU Target Values and corresponding number of PSUs for the NEOs:

Named Executive Officer	Fiscal 2015-2017 Target PSU Award Opportunity
	$ Value	Number of PSUs
K. Rupert Murdoch	$2,000,000	113,746
Robert J. Thomson	$4,300,000	244,555
Bedi Ajay Singh	$1,600,000	90,997
David B. Pitofsky(1)	$400,000	22,749

(1)	Mr. Pitofsky’s Fiscal 2015-2017 Target PSU Award Opportunity was determined prior to his appointment as General Counsel.

Launch Performance Award Granted to Former General Counsel

In September 2013, the Compensation Committee approved a one-time grant of PSUs to certain executives and key employees of the Company in recognition of their efforts in connection with the Separation (the “Launch Performance Awards”). Mr. Zweifach, our then General Counsel, did not receive a Launch Performance Award at that time. However, in August 2014, the Compensation Committee approved a Launch Performance Award for Mr. Zweifach in light of his accomplishments as the Company’s General Counsel, including his efforts in connection with the Separation and his decision to extend his time in this role beyond the one-year transitional period originally contemplated by the Transition Services Agreement. Mr. Zweifach’s Launch Performance Award has the same performance measurement period, performance metrics and other terms as the fiscal 2014-2016 PSU Award. The target opportunity for this award is $1,000,000. Mr. Zweifach resigned as the Company’s General Counsel in February 2015. His Launch Performance Award will continue to vest, subject to the terms and conditions set forth in the LTIP and in the applicable award agreement. The amount earned, if any, will be paid on the same basis and at the same time as the other PSU participants.

Retirement Benefits

Prior to the Separation, Messrs. Thomson and Singh participated in certain U.S. qualified, U.K. registered (qualified) and U.K. unfunded non-qualified defined benefit plans, in each case, in connection with services rendered to 21st Century Fox. The liabilities for these benefits have been assumed by the Company, and as of the Separation, there are no further accruals under these arrangements. For additional information on these arrangements, please see the “Pension Benefits Table,” together with its accompanying footnotes, and “Description of Pension Benefits” below. Mr. K.R. Murdoch continues to participate in the 21st Century Fox retirement plans following the Separation, and does not participate in News Corp’s retirement plans.

The Company continues to provide Retirement Benefits in the form of a 401(k) plan as well as the NC Transaction, Inc. Restoration Plan (the “Restoration

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Plan”), a non-qualified unfunded defined contribution retirement plan maintained for the benefit of certain management and other highly compensated employees of the Company, including the CEO, CFO and General Counsel. The Restoration Plan provides participants with retirement benefits which would have become payable under the Company’s traditional qualified retirement plans but for limitations imposed by the Code. For additional information on the Restoration Plan, please see the “Nonqualified Deferred Compensation Table,” together with its accompanying footnotes, and “Description of Restoration Plan” below.

Perquisites

Consistent with the Company’s compensation philosophy, the NEOs are provided with limited perquisites and other personal benefits that the Compensation Committee feels are reasonable and consistent with the Company’s overall compensation philosophy. Perquisites constitute a very small percentage of each of the NEO’s total compensation package.

Messrs. Thomson, Singh and Pitofsky are entitled to the benefits and perquisites available to the Company’s other senior executives. The perquisites received by each NEO in fiscal 2015, as well as their incremental cost to the Company, are reported in the “Summary Compensation Table” and its accompanying footnotes below.

Severance Arrangements

The employment agreements of Messrs. Thomson, Singh and Pitofsky provide for certain payments and benefits upon their separation from the Company. Mr. K.R. Murdoch’s letter agreement contains termination provisions relating to his Annual Cash Incentive and PSU Award. The relevant provisions in the employment agreements of Messrs. Thomson,

Singh and Pitofsky, and Mr. K.R. Murdoch’s letter agreement, are more fully described in the section titled “Potential Payments Upon Termination” below. None of the NEOs’ employment agreements contain provisions that provide benefits that are triggered in whole or in part solely by a change in control of the Company (i.e., no automatic single trigger benefits).

Stock Ownership Guidelines for Executive Officers

The Company believes that providing appropriate severance benefits helps to attract and retain highly-qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company, and by providing income continuity following an unexpected termination. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-competition and other restrictive covenants in the event of an executive’s termination.

The Compensation Committee has adopted stock ownership guidelines for the CEO, CFO, and General Counsel, which require each officer to maintain a substantial stake in the Company. In fiscal 2015, we increased the CEO’s stock ownership guideline from two-times to three-times his base salary. The CFO’s and General Counsel’s stock ownership guideline is one-and-a-half times base salary and one times base salary, respectively. The stock ownership guidelines include unvested awards and count both cash-settled and stock-settled awards toward the applicable ownership requirements. Each officer will have five years from the later of July 1, 2013 or the officer’s employment commencement date in which to comply with the ownership requirement and each officer is making progress towards achieving the requirement.

Clawback Policies

The Board has adopted policies requiring the recoupment of performance-based cash and equity compensation paid to the NEOs in the event of certain financial restatements or of other bonus compensation in certain other instances. The policies require reimbursement, to the extent permitted by governing law and any employment arrangements entered into prior to the adoption of the policies.

Prohibition on Hedging of News Corp Stock

The Company prohibits all Directors and employees, including the NEOs, from engaging in short sales of the Company’s securities and investing in derivative securities, including options, warrants, SARs or similar rights, whose value are derived from the value of the Company’s Common Stock. This

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COMPENSATION DISCUSSION AND ANALYSIS

prohibition includes, but is not limited to, trading in Company-based put or call option contracts, trading in straddles and similar instruments designed to offset the risks of ownership of the Company’s

Common Stock. However, holding and exercising employee stock options, RSUs or other equity-based awards granted under the Company’s equity compensation plans are not prohibited.

Compensation Deductibility Policy

In approving compensation arrangements, the Compensation Committee takes into account Section 162(m) of the Code, which generally limits to $1 million the U.S. federal tax deductibility of compensation paid in one year to the NEOs (other than, pursuant to Internal Revenue Service pronouncements, the CFO). However, the Compensation Committee reserves the flexibility to take actions that may be based on considerations other than tax deductibility pursuant to

Section 162(m) of the Code for performance-based compensation. The Compensation Committee believes that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee may choose to approve components of compensation for certain officers that are not deductible.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and this proxy statement.

THE COMPENSATION COMMITTEE:

Masroor Siddiqui (Chairman)
Natalie Bancroft
Peter L. Barnes

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2015, the Compensation Committee consisted of the following Non-Executive Directors: Masroor Siddiqui (Chairman), Peter L. Barnes, Natalie Bancroft (appointed to the Committee in August 2014) and John Elkann (resigned from the Committee in August 2014). The Board has determined that Ms. Bancroft and Messrs. Siddiqui, Barnes and Elkann are independent in accordance with the NASDAQ listing rules. There are no interlocking relationships as defined in the applicable SEC rules.

RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES

The Compensation Committee has been delegated the authority to oversee the risk assessment of the Company’s compensation policies and practices. At the direction of the Compensation Committee, members of senior management conducted the risk assessment. Such members gathered and reviewed information regarding pay practices and risk-mitigation factors within the Company’s principal business units and its corporate division. Following an analysis of the data with the Compensation Committee, the Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company. In addition, the Company’s compensation programs include sufficient risk mitigation features, such as significant management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics which are generally set at the beginning of the performance period, award opportunities that are fixed or capped, and recoupment provisions for NEOs’ bonus compensation in the event of certain financial restatements or certain other instances.

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EXECUTIVE COMPENSATION

Summary Compensation Table for the Fiscal Year Ended June 30, 2015

The following table sets forth information with respect to total compensation for the fiscal years ended June 30, 2015, June 30, 2014 and June 30, 2013, respectively, for the Company’s NEOs.

Name and Principal Position	Fiscal Year	Salary(a)		Bonus	Stock Awards(b)		Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(c)	All Other Compensation(d)	Total
K. Rupert Murdoch	2015	$1,000,000		$-	$2,067,675		$-	$2,000,000	$-	$-	$5,067,675
Executive Chairman	2014	$1,000,000		$-	$5,019,258		$-	$2,681,333	$-	$-	$8,700,591
	2013	$-		$-	$-		$-	$-	$-	$-	$-
Robert J. Thomson	2015	$2,000,000		$-	$4,445,521		$-	$3,000,000	$475,466	$373,280	$10,294,267
Chief Executive Officer	2014	$2,000,000		$-	$7,215,209		$-	$2,681,333	$314,434	$255,040	$12,466,016
	2013	$992,308		$1,000,000	$-		$-	$-	$616,476	$52,679	$2,661,463
Bedi Ajay Singh	2015	$1,200,000		$-	$1,654,143		$-	$1,500,000	$128,469	$156,104	$4,638,716
Chief Financial Officer	2014	$1,100,000		$-	$2,760,596		$-	$1,340,667	$80,489	$128,009	$5,409,761
	2013	$655,769		$713,425	$496,499		$-	$-	$58,282	$163,467	$2,087,442
David B. Pitofsky	2015	$854,808	(e)	$-	$413,531		$-	$750,000	$-	$31,022	$2,049,361
General Counsel
Gerson Zweifach	2015	$937,500	(f)	$-	$1,145,960	(g)	$-	$-	$-	$-	$2,083,460
Former General Counsel	2014	$1,500,000	(f)	$-	$-		$-	$-	$-	$-	$1,500,000

(a)	All of the base salaries were paid in U.S. dollars.
(b)	The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of stock awards granted during the applicable fiscal years based on target performance calculated in accordance with FASB ASC Topic 718. At the maximum level of performance, the grant date fair value of the 2015-2017 PSU Awards would be: Mr. K.R. Murdoch—$4,135,350; Mr. Thomson—$8,891,042; Mr. Singh—$3,308,286; and Mr. Pitofsky—$827,062. Please see the “Grants of Plan-Based Awards” table for more information regarding the stock awards granted in fiscal 2015. For fiscal 2014, the amounts set forth in the “Stock Awards” column reflect the grant date fair value for both the 2014-2016 PSU Award and the Launch Performance Award. The Launch Performance Award was a one-time grant of PSUs in connection with the Separation that was not considered part of our regular annual executive compensation program.
(c)	The values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column are theoretical as these amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 60 for Mr. Thomson and age 65 for Mr. Singh, and other assumptions used in preparing the Company’s Consolidated Financial Statements for the fiscal years ended June 30, 2015, 2014 and 2013. The change in actuarial present value for each NEO’s accumulated pension benefits under the applicable Company pension plan(s) from year to year as reported in the Summary Compensation Table is subject to market volatility and may not represent, nor does it affect, the value that a NEO will actually accrue under the Company’s pension plans during any given fiscal year. Mr. Thomson and Mr. Singh’s changes in pension value are denominated in British pounds sterling, except for Mr. Singh’s NC Transaction, Inc. Pension Plan, which is denominated in U.S. dollars. For those plans denominated in British pounds sterling, amounts reflected in this table have been converted into U.S. dollars using the average exchange rate for the year ended June 28, 2015, which was U.S. $1 = GBP0.6356, as reported on Bloomberg. There were no above-market earnings or preferential earnings on any compensation that was deferred pursuant to a nonqualified deferred compensation plan or on any other basis that is not tax-qualified.

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(d)	All Other Compensation paid in the fiscal year ended June 30, 2015 is calculated based on the incremental cost to the Company and is comprised of the following:
	K. Rupert Murdoch	Robert J. Thomson	Bedi Ajay Singh	David B. Pitofsky	Gerson Zweifach
Perquisites
Personal Use of Corporate Car / Car Allowance	$-	$-	$14,400	$-	$-
Company Contributions to 401(b) Plan	$-	$14,575	$14,575	$14,575	$-
Other
Life Insurance	$-	$107,345	$-	$-	$-
Restoration Plan	$-	$251,360	$127,129	$16,447	$-
Total	$-	$373,280	$156,104	$31,022	$-
(e)	The amount reflected in the “Salary” column for Mr. Pitofsky for fiscal 2015 reflects the amount earned for fiscal 2015. In connection with his promotion to the role of General Counsel effective February 11, 2015, Mr. Pitofsky’s base salary was set at $950,000. Prior to his promotion, Mr. Pitofsky’s base salary as Senior Vice President, Deputy General Counsel and Deputy Chief Compliance Officer was $800,000.
(f)	Pursuant to the Transition Services Agreement between the Company and 21st Century Fox, the Company reimbursed 21st Century Fox $937,500 and $1,500,000 for Mr. Zweifach’s services as the Company’s General Counsel for fiscal 2015 and fiscal 2014, respectively. The amount for fiscal 2015 reflects the amount paid to 21CF for Mr. Zweifach’s services prior to his resignation as the Company’s General Counsel effective February 11, 2015.
(g)	During fiscal 2015, Mr. Zweifach received a Launch Performance Award in light of his accomplishments, including his efforts in connection with the Separation, and his decision to extend his time as the Company’s General Counsel beyond the one-year transitional period originally contemplated by the Transition Services Agreement. Mr. Zweifach’s Launch Performance Award has the same performance measurement period, performance metrics and other terms as the fiscal 2014-2016 PSU Award. At the maximum level of performance, the grant date fair value of Mr. Zweifach’s Launch Performance Award would be $2,291,920.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards during the Fiscal Year Ended June 30, 2015

The following table sets forth information with respect to grants of plan-based awards to the NEOs during the fiscal year ended June 30, 2015.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards(a)
		Threshold	Target		Maximum	Threshold	Target	Maximum
K. Rupert Murdoch		$1,000,000		$2,000,000	$4,000,000
	8/15/2014(b)					11,376	113,746	227,492	N/A	$2,067,675
Robert J. Thomson		$1,500,000		$3,000,000	$6,000,000
	8/15/2014(b)					24,457	244,555	489,110	N/A	$4,445,521
Bedi Ajay Singh		$750,000		$1,500,000	$3,000,000
	8/15/2014(b)					9,101	90,997	181,994	N/A	$1,654,143
David B. Pitofsky		$375,000		$750,000	$1,500,000
	8/15/2014(b)					2,276	22,749	45,498	N/A	$413,531
Gerson Zweifach		$-	$		$-
	8/15/2014(c)					6,496	64,949	129,898	N/A	$1,145,960

(a)	Reflects the right to receive the U.S. Dollar value of one share of Class A Common Stock, other than for Messrs. Singh, Pitofsky and Zweifach who will receive shares of Class A Common Stock, that may be earned upon vesting of PSUs granted in fiscal 2015, assuming the achievement of target and maximum performance levels (i.e., 100% and 200%, respectively, of the target PSUs) following the applicable performance period. See “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards” for a discussion of the performance measures for the PSUs.
(b)	Represents the 2015-2017 PSU Award granted for the fiscal 2015-2017 performance period. See “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards—Fiscal 2015-2017 Performance-Based Long-Term Equity-Based Incentive Awards.”
(c)	Represents Mr. Zweifach’s Launch Performance Award, which has the same performance measurement period, performance metrics and other terms as the fiscal 2014-2016 PSU Award. See “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards—Launch Performance Award Granted to Former General Counsel.”

Employment Agreements

Summary of K. Rupert Murdoch’s Letter Agreement

On June 27, 2014, the Company entered into a letter agreement with Mr. K.R. Murdoch to address the treatment of Mr. K.R. Murdoch’s performance-based annual bonus and PSUs upon the occurrence of certain terminations of his employment with the Company (the “KRM Letter Agreement”). For additional information regarding the methodology and calculation of the performance-based annual bonus and PSUs, see the section titled “Compensation Discussion and Analysis—Named Executive Officer Compensation” above. For a discussion of the termination provisions relating to Mr. K.R. Murdoch’s performance-based annual bonus and PSUs, see “Potential Payments Upon Termination” below.

Summary of Robert J. Thomson’s Employment Agreement

Mr. Thomson is party to an amended and restated employment agreement with a subsidiary of the Company, dated and effective as of August 5, 2014 (the “Thomson Agreement”). The term of the Thomson Agreement extends through June 30, 2016. Pursuant to the Thomson Agreement, Mr. Thomson receives a base salary at an annual rate of not less than $2,000,000, and he is also entitled to receive a performance-based annual bonus with a target of not less than $2,000,000.

Mr. Thomson is also entitled to receive annual grants of long-term performance-based equity awards with a target of not less than $4,000,000. If after the expiration date of the Thomson Agreement, Mr. Thomson is not offered an extension or renewal

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of the agreement on similar or better terms, he will continue to be eligible to earn the full value of any equity award granted during the term of his employment.

Mr. Thomson is entitled to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank. Additionally, the Thomson Agreement provides for certain payments and benefits to Mr. Thomson upon his separation from the Company as described below in “Potential Payments Upon Termination.”

Summary of Bedi Ajay Singh’s Employment Agreement

Mr. Singh is party to an employment agreement with a subsidiary of the Company, dated as of November 26, 2012 (the “Singh Agreement”). The term of the Singh Agreement extends through June 30, 2016. Pursuant to the Singh Agreement, Mr. Singh receives a base salary at an annual rate of not less than $1,100,000, and he is also entitled to receive a performance-based annual bonus with a target of not less than $1,000,000.

Mr. Singh is also entitled to receive annual grants of long-term performance-based equity awards with a target of not less than $1,000,000. If after the expiration date of the Singh Agreement, Mr. Singh is not offered an extension or renewal of the agreement on similar or better terms, he will continue to be eligible to earn the full value of any equity award granted during the term of his employment. In addition, Mr. Singh received a one-time grant (the “Initial Equity Grant”) equivalent in value to $500,000 in RSUs representing the right to receive pre-Separation 21st Century Fox Class A Common Stock. Pursuant to the Employee Matters Agreement that governs the Company’s and 21st Century Fox’s obligations with respect to employment, compensation, benefits and other related matters for employees of certain of the Company’s U.S.-based businesses (the “Employee Matters Agreement”), the portion of the Initial Equity Grant that vests after December 31, 2013 was converted into an award with respect to the Company’s Class A Common Stock, while the portion that vested on or prior to December 31, 2013 was settled in shares of 21st Century Fox Class A Common Stock, as adjusted to reflect the Separation, upon vesting.

Mr. Singh is entitled to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank. Mr. Singh also receives a car allowance in the amount of $1,200 per month. Additionally, the Singh Agreement provides for certain payments and benefits to Mr. Singh upon his separation from the Company as described below in “Potential Payments Upon Termination.”

Summary of David B. Pitofsky’s Employment Agreement

Mr. Pitofsky is party to an employment agreement with a subsidiary of the Company, dated as of February 9, 2015 and effective as of February 11, 2015 (the “Pitofsky Agreement”). The term of the Pitofsky Agreement extends through February 10, 2018. Pursuant to the Pitofsky Agreement, Mr. Pitofsky receives a base salary at an annual rate of not less than $950,000, and he is also entitled to receive a performance-based annual bonus, of which the target amount is $750,000 and the maximum payout amount is $1,500,000. Mr. Pitofsky is also entitled to receive annual grants of long-term performance-based equity awards with a target of $600,000, beginning with the fiscal 2016-2018 PSU Award.

Mr. Pitofsky is entitled to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company applicable to the Company’s senior executives. Additionally, the Pitofsky Agreement provides for certain payments and benefits to Mr. Pitofsky upon his separation from the Company as described below in “Potential Payments Upon Termination.”

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at June 30, 2015

The following table sets forth information with respect to each of the NEO’s outstanding equity awards at June 30, 2015.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(b)
K. Rupert Murdoch	-		$-	373,542	$5,677,838
Robert J. Thomson	-		$-	747,999	$11,369,585
Bedi Ajay Singh	14,740	(a)	$224,048	233,885	$3,555,052
David B. Pitofsky	-		$-	48,728	$740,666
Gerson Zweifach	-		$-	64,949	$987,225

(a)	Reflects the portion of Mr. Singh’s Initial Equity Grant outstanding as of June 30, 2015, which was converted into an award with respect to the Company’s Class A Common Stock by multiplying the applicable number of RSUs by the ratio (the “Conversion Ratio”) of the closing price on June 28, 2013 of 21st Century Fox’s Class A Common Stock and the volume weighted average price of the Company’s Class A Common Stock over the 10 trading day period ending on July 15, 2013. The Initial Equity Grant vests in three equal, annual installments beginning on November 26, 2013.
(b)	Calculated using the closing price of the Company’s Class A Common Stock as reported on NASDAQ on June 26, 2015 of $15.20.
(c)	The amounts set forth in this column represent the number of unvested PSUs, which remain subject to performance criteria and have not yet vested as of June 30, 2015. In accordance with SEC guidance, the number of shares presented is based on the assumption that the PSUs will vest based on the achievement of the target performance level. The number of PSUs, if any, realized by a NEO will depend on the actual performance level achieved by the Company for the applicable performance period. The number of target PSUs granted that remain subject to performance criteria as of June 30, 2015 and their respective vesting dates are as follows:
Name	Number of PSUs That Have Not Vested	Date of Grant	Performance Period	Vesting Dates
K. Rupert Murdoch	113,746(1)	8/15/2014	7/1/2014 to 6/30/2017	8/15/2017
	129,898(2)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
	129,898(3)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
Robert J. Thomson	244,555(1)	8/15/2014	7/1/2014 to 6/30/2017	8/15/2017
	259,797(2)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
	113,661(3)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
	129,986(4)	11/12/2012	7/1/2012 to 6/30/2015	8/15/2015
Bedi Ajay Singh	90,997(1)	8/15/2014	7/1/2014 to 6/30/2017	8/15/2017
	77,939(2)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
	64,949(3)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
David B. Pitofsky	22,749(1)	8/15/2014	7/1/2014 to 6/30/2017	8/15/2017
	25,979(2)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
Gerson Zweifach	64,949(3)	8/15/2014	7/1/2013 to 6/30/2016	8/15/2016

(1)	Represents the number of unvested, cash-settled PSUs, other than for Messrs. Singh and Pitofsky who received stock-settled PSUs, granted as part of the 2015-2017 PSU Award. Mr. Pitofsky's 2015-2017 Award was granted prior to his promotion to the role of General Counsel. See “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards—Fiscal 2015-2017 Performance-Based Long-Term Equity-Based Incentive Awards” for details.

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(2)	Represents the number of unvested, cash-settled PSUs, other than for Messrs. Singh and Pitofsky, who received stock-settled PSUs, granted as part of the 2014-2016 PSU Award. Mr. Pitofsky's 2014-2016 PSU Award was granted prior to his promotion to the role of General Counsel.
(3)	Represents the number of unvested, cash-settled PSUs, other than for Mr. Singh and Mr. Zweifach, who received stock-settled PSUs, granted as part of the one-time Launch Performance Award, which has the same performance measurement period, performance metrics and other terms as the 2014-2016 PSU Award. Please see the “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards—Launch Performance Award Granted to Former General Counsel” for more information regarding Mr. Zweifach’s Launch Performance Award.
(4)	Represents unvested PSUs previously granted by 21st Century Fox to Mr. Thomson for the fiscal 2013-2015 performance period for services provided by Mr. Thomson to 21st Century Fox in his prior role as Editor-in-Chief of Dow Jones and Managing Editor of The Wall Street Journal. Each PSU initially entitled Mr. Thomson to receive one share of pre-Separation 21st Century Fox Class A Common Stock and vests following the end of the performance period based on the achievement of specified performance levels. Pursuant to the Employee Matters Agreement between the Company and 21st Century Fox, the portion of the PSU award that vests after December 31, 2013 was converted into the number of PSUs with respect to the Company’s Class A Common Stock set forth above by multiplying the applicable number of PSUs by the Conversion Ratio. The PSUs remain subject to performance criteria, and in accordance with SEC guidance, the right to receive the number of shares presented is based on the assumption that the PSUs will vest based on the achievement of the target performance level. The amount actually earned, if any, by Mr. Thomson will depend on the actual performance level achieved by the Company for the performance period. In 2015, the Compensation Committee determined to settle this award in cash rather than stock at the vest date to conform to the Company’s policy of settling Directors’ equity awards in cash to address certain requirements of the ASX. There was no incremental increase in the fair value of the award associated with this determination.

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Options Exercised and Stock Vested during the Fiscal Year Ended
June 30, 2015

The following table sets forth information with respect to the exercise of stock options and SARs and vesting of RSUs for each of the NEOs during the fiscal year ended June 30, 2015.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
K. Rupert Murdoch	-	-	-		-
Robert J. Thomson	-	-	187,058	(a)	$3,237,974
Bedi Ajay Singh	-	-	14,739	(b)	$231,108
David B. Pitofsky	-	-	-		-
Gerson Zweifach	-	-	-		-

(a)	Represents settlement of the PSUs previously granted by 21st Century Fox to Mr. Thomson for the fiscal 2012-2014 performance period and the RSUs previously granted by 21st Century Fox on August 10, 2011 for services provided by Mr. Thomson to 21st Century Fox in his prior role as Editor-in-Chief of Dow Jones and Managing Editor of The Wall Street Journal. The awards initially entitled Mr. Thomson to receive one share of pre-Separation 21st Century Fox Class A Common Stock. As disclosed above, pursuant to the Employee Matters Agreement, the portion of the PSU and RSU award that vests after December 31, 2013 was converted into the number of awards with respect to the Company’s Class A Common Stock set forth above by multiplying the applicable number of awards by the Conversion Ratio. In 2015, the Compensation Committee determined to settle these awards in cash rather than stock at the vest date to conform to the Company’s policy of settling Directors’ equity awards in cash to address certain requirements of the ASX.
(b)	Reflects settlement of the portion of Mr. Singh’s Initial Equity Grant that vested during fiscal 2015. Mr. Singh's Initial Equity Grant was converted into an award with respect to the Company’s Class A Common Stock by multiplying the applicable number of RSUs by the Conversion Ratio as of the date of the Separation. The Initial Equity Grant vests in three equal, annual installments beginning on November 26, 2013.

Pension Benefits at June 30, 2015

The following table sets forth information with respect to each Company plan that provides payments in connection with retirement with respect to each of the NEOs.

Name(a)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(b)	Payments During Last Fiscal Year
Robert J. Thomson	News International Pension and Life Assurance Plan for Senior Executives	6	$1,153,961	-
	News International Unapproved Pension and Life Assurance Plan	6	$804,219	-
	Employer-Financed Retirement Benefits Scheme	5	$1,678,433	-
Bedi Ajay Singh	News International Pension and Life Assurance Plan for Senior Executives	3	$377,817	-
	News International Pension and Life Assurance Plan for Senior Executives (Prior Employer Transfer Benefit)	N/A	$477,107	-
	NC Transaction, Inc. Pension Plan(c)	2	$32,709	-

(a)	Neither Mr. K.R. Murdoch, Mr. Pitofsky nor Mr. Zweifach participates in the Company’s pension plans.
(b)	The present value of each of Mr. Thomson and Mr. Singh’s accumulated benefit at June 30, 2015 in each plan except the NC Transaction, Inc. Pension Plan was calculated assuming commencement of benefits at age 60 for Mr. Thomson and 65 for Mr. Singh using a discount rate of 3.75%, a retail price index inflation assumption of 3.25% and a mortality assumption of SAPS with a 1.25% per annum long term rate of improvement. Messrs. Thomson and Singh’s pension and retirement benefits are denominated in British pounds sterling, except for

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Mr. Singh’s NC Transaction, Inc. Pension Plan, which is denominated in U.S. dollars. For those plans denominated in British pounds sterling, amounts reflected in this table have been converted into U.S. dollars using the spot exchange rate as of June 26, 2015, the last business day of the fiscal year ended June 30, 2015, which was U.S. $1 = GBP0.6350, as reported on Bloomberg.

(c)	The present value of Mr. Singh’s accumulated benefit at June 30, 2015 under the NC Transaction, Inc. Pension Plan was calculated assuming commencement of benefits at age 65, a discount rate of 4.50% and a mortality assumption of RP-2014 generational table projected with Scale MP-2014 for future improvements.

Description of Pension Benefits

Each of Mr. Thomson and Mr. Singh has pension benefits from Company-sponsored plans that were earned in connection with their employment by 21st Century Fox in periods prior to the Separation. Both Messrs. Thomson and Singh earned pension benefits as described below during their employment with 21st Century Fox in the U.K. and U.S. prior to the Separation. The News International Pension and Life Assurance Plan for Senior Executives (the “Registered Plan”) provided select U.K. executives with pension benefits for services rendered. The Registered Plan was frozen to additional future benefits effective March 31, 2011 and benefits were determined based on two formulas that were based on the period of employment. The applicable formula for Mr. Thomson was an annual benefit accrual of 1/45th of pensionable salary (limited to the pension salary cap where applicable) and is payable at age 60 in the form of a member annuity plus a 50% survivor annuity. The benefit at retirement is adjusted annually in payment for inflation as measured by the change in retail price index capped at 5%. The applicable formula for Mr. Singh was an annual benefit accrual of 1/60th of pensionable salary (limited to the pension salary cap where applicable) and is payable at age 65 in the form of member annuity plus a 50% survivor annuity. The benefit at retirement is adjusted annually at a fixed rate of 5%. The Registered Plan will also provide to Mr. Singh upon retirement an additional pension benefit granted based on a transfer into the Registered Plan of pension rights he had accrued with a prior employer.

Mr. Thomson also participated in the News International Unapproved Pension and Life Assurance Plan (the “Supplementary Plan”). The Supplementary Plan is a non-registered plan that provided benefits that were not available in the Registered Plan as a result of the application of the U.K. statutory earnings cap and was also frozen to additional future benefits effective March 31, 2011. Upon Mr. Thomson’s transfer to the U.S., the Company extended to Mr. Thomson benefits through the Employer-Financed Retirement Benefits Scheme (the “EFRBS”) equivalent to the benefit amounts provided by the Registered and Supplementary Plans. The EFRBS is subject to Section 409A of the Code, and the full commuted value of the EFRBS benefit is payable as a single lump sum upon separation of employment. The EFRBS was frozen as of June 30, 2013 for future service.

Upon Mr. Singh’s transfer to the U.S. in 1995, Mr. Singh participated for two years in 21st Century Fox’s U.S. pension plan that was the predecessor to the NC Transaction, Inc. Pension Plan. The benefit he earned under this U.S. tax qualified pension plan was equal to 1% of monthly compensation times years of credited service, plus 0.6% of average monthly compensation in excess of average covered compensation times years of credited service. The NC Transaction, Inc. Pension Plan has been frozen to additional future benefits effective February 28, 2014.

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Nonqualified Deferred Compensation at June 30, 2015

Certain highly compensated employees, including Messrs. Thomson, Singh and Pitofsky, are eligible to participate in the Restoration Plan. The following table sets forth information with respect to the Restoration Plan.

Name(a)	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(b)	Aggregate Earnings in Last Fiscal Year(c)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(d)
Robert J. Thomson	-	$251,360	$12,705	-	$408,008
Bedi Ajay Singh	-	$127,129	$7,535	-	$237,199
David B. Pitofsky	-	$16,447	$978	-	$38,172

(a)	Neither Mr. K.R. Murdoch nor Mr. Zweifach participates in the Restoration Plan.
(b)	Amounts reported in this column are included in the “All Other Compensation” column of the “Summary Compensation Table” for fiscal 2015.
(c)	None of these earnings are included in the “Summary Compensation Table” for fiscal 2015.
(d)	No amounts reported in this column were previously included in the “Summary Compensation Table” for fiscal 2014.

Description of Restoration Plan

In September 2013, the Compensation Committee adopted the Restoration Plan, a non-qualified unfunded defined contribution retirement plan maintained for the benefit of certain management and other highly compensated employees of the Company, including the CEO, CFO and General Counsel. The Restoration Plan provides participants with retirement benefits which would have become payable under the Company’s traditional qualified retirement plans but for limitations imposed by the Code.

Under the Restoration Plan, participants whose employer contributions under the Company’s qualified retirement plans are limited by the Code are eligible to receive an amount credited to their account equal to 5.5% of their compensation in excess of the compensation limits of the Code, subject to a compensation cap of $5,000,000 for each of the CEO and CFO and $2,000,000 for the General Counsel. The amounts credited to each participant’s account are fully vested following attainment of two years of service with the Company. Participants in the plan have the ability to direct their assets into the same fund choices as found in the Company’s qualified retirement plans. Amounts in a participant’s account will be credited with gains and losses associated to the participant’s fund elections. Participants will receive distributions of vested benefits upon termination of employment in accordance with the payment schedule set forth under the plan rules.

Potential Payments Upon Termination

As discussed under “Employment Agreements” above, the employment agreements of each of Messrs. Thomson, Singh and Pitofsky provide for certain payments and benefits upon their respective separation from the Company. In addition, Mr. K.R. Murdoch’s letter agreement contains certain termination provisions relating to his performance-based annual bonus and PSUs. These provisions are summarized below.

K. Rupert Murdoch

Pursuant to the terms of the KRM Letter Agreement, if the employment of Mr. K.R. Murdoch is terminated due to death or disability, he will be entitled to receive:

■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■	a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and
■	if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any

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PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

For purposes of the KRM Letter Agreement, the term “disability” means if Mr. K.R. Murdoch is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a period of not less than 12 months.

If Mr. K.R. Murdoch’s employment is terminated for cause, he will be entitled to receive:

■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■	a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operational performance as compared to the Company’s annual budget; and
■	if such termination event occurs within the second or third fiscal year of any applicable performance period, a pro-rata portion of any PSU Award he would have been entitled to receive, calculated at the end of the applicable performance period based on (a) the payout that he would have received if no termination had occurred multiplied by (b)(1) the number of days he was employed by the Company during the applicable performance period divided by (2) the total number of days in such performance period.

For purposes of the KRM Letter Agreement, the term “cause” means (a) a deliberate and material breach by Mr. K.R. Murdoch of his duties and responsibilities that results in material harm to the Company and its affiliates which breach is committed without reasonable belief that such breach is in, or not contrary to, the best interests of the Company, and is not cured within 30 days after written notice specifying such breach, (b) Mr. Murdoch’s plea of guilty or nolo contendere to, or nonappealable conviction of, a felony, which conviction or plea causes material damage to the Company’s reputation or financial position, or (c) or Mr. K.R. Murdoch’s addiction to drugs or alcohol that results in a material breach of his duties and responsibilities and that results in material harm to the Company and its affiliates, which addiction is not remedied within 30 days after receipt of written notice specifying such breach.

If Mr. K.R. Murdoch’s employment is terminated without cause, including due to retirement, he will be entitled to receive:

■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■	a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operational performance as compared to the Company’s annual budget; and
■	if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

For purposes of the KRM Letter Agreement, the term “retirement” means Mr. K.R. Murdoch’s resignation or termination of employment after attainment of age 60 with ten years of service with the Company or any of its affiliates so long as he is not then employed by another company.

With respect to any PSU Award, in the event of any type of termination that occurs on or prior to the last day of the first fiscal year of any applicable performance period, the entire award will be forfeited.

Robert J. Thomson

Pursuant to the Thomson Agreement, during any period that Mr. Thomson fails to perform his duties as a result of incapacity and disability due to physical or mental illness, or by reason of his death, Mr. Thomson is entitled to (or the Company will pay directly to his surviving spouse or legal representative of his estate):

■	continue to receive his full base salary until Mr. Thomson returns to his duties or until one year following his termination;

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■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■	a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and
■	vesting and payment of his outstanding PSUs as set forth in the applicable equity award agreements, which provide that if Mr. Thomson’s employment is terminated in the event of death or in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period (i) he will receive, in the event of a qualifying disability, shares of the Company’s Class A Common Stock or the equivalent value in cash, as applicable, on the applicable vesting date after the end of the relevant performance period based on actual performance, and (ii) his estate will receive, in the event of death, shares of the Company’s Class A Common Stock or the equivalent value in cash, as applicable, as soon as practicable, based on the projected performance of the Company, as determined by the Company for all awards with less than one year remaining in the performance period, and based on target level performance otherwise.

If Mr. Thomson’s employment is terminated by the Company for cause, Mr. Thomson will be entitled to receive:

■	his full base salary through the date of termination; and
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.

For purposes of the Thomson Agreement, the term “cause” means a material breach of the agreement by Mr. Thomson, which breach is not cured within 30 days after written notice to Mr. Thomson specifying such breach, or in the event of Mr. Thomson’s excessive unauthorized absenteeism, chronic substance abuse, fraud, embezzlement, or conviction of a felony (other than a vehicular felony).

If Mr. Thomson’s employment is terminated by the Company other than for cause, death or disability or by Mr. Thomson for good reason, Mr. Thomson will be entitled to receive, subject to his execution of a general release and waiver:

■	his full base salary and annual bonus for two years after the date of termination, with the annual bonus determined in accordance with his agreement;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination; and
■	continued vesting of equity awards granted prior to the date of termination in the same manner as though he continued to be employed for the remaining term of his employment.

For purposes of the Thomson Agreement, the term “good reason” means (i) a material breach of the agreement by the Company, which breach if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Mr. Thomson is required to be based and essentially render services in other than the New York City metropolitan area at the Company’s principal offices in such area or (iii) a material diminution in Mr. Thomson’s job description, title, authority, duties or responsibility.

Bedi Ajay Singh

Pursuant to the Singh Agreement, during any period that Mr. Singh fails to perform his duties as a result of incapacity and disability due to physical or mental illness, or by reason of his death, Mr. Singh is entitled to (or the Company will pay directly to his surviving spouse or legal representative of his estate):

■	continue to receive his full base salary until Mr. Singh returns to his duties or until one year following his termination;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■	a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined

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target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year;

■	the Initial Equity Grant, which shall be deemed fully vested; and
■	vesting and payment of his outstanding PSUs as set forth in the applicable equity award agreements, which provide that if Mr. Singh’s employment is terminated in the event of death or in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period (i) he will receive, in the event of a qualifying disability, shares of the Company’s Class A Common Stock on the applicable vesting date after the end of the relevant performance period based on actual performance, and (ii) his estate will receive, in the event of death, shares of the Company’s Class A Common Stock as soon as practicable, based on the projected performance of the Company, as determined by the Company for all awards with less than one year remaining in the performance period, and based on target level performance otherwise.

If Mr. Singh’s employment is terminated by the Company for cause, Mr. Singh will be entitled to receive:

■	his full base salary through the date of termination; and
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.

For the purpose of the Singh Agreement, the term “cause” means a material breach of the agreement by Mr. Singh, which breach is not cured within 30 days after written notice to Mr. Singh specifying such breach, or in the event of Mr. Singh’s excessive unauthorized absenteeism, chronic substance abuse, fraud, embezzlement, or conviction of a felony (other than a vehicular felony).

If Mr. Singh’s employment is terminated by the Company other than for cause, death or disability or by Mr. Singh for good reason, Mr. Singh will be entitled to continue to receive:

■	his base salary, annual bonus at the pre-determined target amount and benefits for the remainder of the term of his employment agreement;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination; and
■	the Initial Equity Grant, which shall be deemed fully vested.

For purposes of the Singh Agreement, the term “good reason” means, provided the following instances satisfy the requirements of Section 409A of the Code, (i) a material breach of the agreement by the Company, which breach if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Mr. Singh is required to be based and essentially render services in other than the New York City metropolitan area at the Company’s principal offices in such area or (iii) a material diminution in Mr. Singh’s job description, title, authority, duties or responsibility.

David B. Pitofsky

Pursuant to the Pitofsky Agreement, if Mr. Pitofsky’s employment is terminated by reason of his death, the Company will pay directly to his surviving spouse or legal representative of his estate:

■	one year’s base salary;
■	for one year following the date of death, benefits or payments on account of such benefits;
■	a pro rata portion of the annual bonus he would have earned, if any, for the then-current fiscal year, calculated based on the number of days Mr. Pitofsky was employed in the fiscal year of termination compared to the total number of days in such fiscal year;
■	any amounts pursuant to any pension or employee benefit plan or life insurance policy then provided to Mr. Pitofsky or maintained by the Company; and
■	vesting and payment of his outstanding PSUs as set forth in the applicable equity award agreements, which provide that if Mr. Pitofsky’s employment is terminated in the event of death and such termination occurs beyond the last day of the first fiscal year of the applicable performance period

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his estate will receive shares of the Company’s Class A Common Stock as soon as practicable, based on the projected performance of the Company, as determined by the Company for all awards with less than one year remaining in the performance period, and based on target level performance otherwise.

During any period that Mr. Pitofsky fails to perform his duties as a result of incapacity and disability due to physical or mental illness, Mr. Pitofsky is entitled to:

■	his full base salary until Mr. Pitofsky returns to his duties or until Mr. Pitofsky’s employment is terminated, provided however that should he be disabled for one consecutive year but remain employed, the Company will cease paying his base salary;
■	benefits or payments on account of such benefits until Mr. Pitofsky returns to his duties or until Mr. Pitofsky’s employment is terminated; and
■	vesting and payment of his outstanding PSUs as set forth in the applicable equity award agreements, which provide that if Mr. Pitofsky’s employment is terminated in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period he will receive shares of the Company’s Class A Common Stock on the applicable vesting date after the end of the relevant performance period based on actual performance.

If Mr. Pitofsky’s employment is terminated by the Company for cause, Mr. Pitofsky will be entitled to receive:

■	his full base salary through the date of termination; and
■	benefits or payments on account of such benefits through the date of termination.

For the purpose of the Pitofsky Agreement, the term “cause” is defined as: (i) Mr. Pitofsky is convicted of, or pleads guilty or nolo contendere to, a felony or misdemeanor; (ii) he engages in conduct that constitutes willful neglect or willful misconduct in carrying out his duties under the agreement, and such breach, if curable, is not cured within 15 days after written notice specifying such breach; (iii) he breaches any representation, warranty, covenant or term of the agreement, including among other things, a breach of written Company policy, and such breach, if curable, is not cured within 21 days after written notice specifying such breach; (iv) an act of fraud or dishonesty by Mr. Pitofsky in the performance of his job duties; (v) he intentionally engages in conduct which impacts negatively on the reputation or image of the Company, its affiliates, or any of their respective products; and/or (vi) his use of or addiction to illegal drugs.

If Mr. Pitofsky’s employment is terminated by the Company without cause or by Mr. Pitofsky for good reason, Mr. Pitofsky will be entitled to continue to receive:

■	the greater of (i) his compensation and other payments and benefits through the term of the agreement, and (ii) one year’s base salary and a bonus payment in an amount equal to his target bonus;
■	an amount equal to his annual bonus for the year of termination, determined based on actual performance for the year of termination, multiplied by a fraction the numerator of which is the number of calendar days in the fiscal year that have elapsed as of the date of his termination and the denominator of which is 365;
■	continued vesting of his outstanding PSUs for a period of one year, unless the Compensation Committee determines to extend such vesting period beyond one year; and
■	Company paid premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for him and his eligible dependents for one year.

For purposes of the Pitofsky Agreement, the term “good reason” means, (i) a material breach of the agreement by the Company which breach is not cured within 20 days after written notice specifying the alleged breach; (ii) if Mr. Pitofsky is required to be based and essentially render services in areas other than within 50 miles of New York City at the principal offices of the Company; (iii) if he is required to report to any executive other than the CEO; or (iv) a material diminution in Mr. Pitofsky’s duties.

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Quantification of Termination Payments

The following table sets forth quantitative information with respect to potential payments to each NEO or his beneficiaries upon termination in various circumstances as described above, assuming termination on June 30, 2015. The amounts included in the table below do not include amounts otherwise due and owing to each applicable NEO, such as salary or annual bonus earned through the date of termination, as those amounts are reflected in the preceding tables, or payments or benefits generally available to all salaried employees of the Company.

Name	Type of Termination
	Death	Disability	Retirement		By Company for Cause	By Company without Cause	By Executive with Good Reason	By Executive without Good Reason
K. Rupert Murdoch(a)
Salary	$-	$-	$-		$-	$-	$-	$-
Bonus	-	-	-		-	-	-	-
Equity Awards(b)	3,948,899	3,948,899	3,948,899		3,948,899	3,948,899	3,948,899	3,948,899
Continued Benefits	-	-	-		-	-	-	-
	$3,948,899	$3,948,899	$3,948,899		$3,948,899	$3,948,899	$3,948,899	$3,948,899
Robert J. Thomson
Salary	2,000,000	$2,000,000	$-		$-	$4,000,000	$4,000,000	$-
Bonus	-	-	-		-	6,000,000	6,000,000	-
Equity Awards(c)	7,652,349	7,652,349	-	(d)	-	11,369,585	11,369,585	-
Continued Benefits	-	-	-		-	-	-	-
	$9,652,349	$9,652,349	$-		$-	$21,369,585	$21,369,585	$-
Bedi Ajay Singh
Salary	$1,200,000	$1,200,000	$-		$-	$1,200,000	$1,200,000	$-
Bonus	-	-	-		-	1,500,000	1,500,000	-
Equity Awards(e)	2,395,946	2,395,946	-	(d)	-	224,048	224,048	-
Continued Benefits(f)	-	-	-		-	148,381	148,381	-
	$3,595,946	$3,595,946	$-		$-	$3,072,429	$3,072,429	$-
David B. Pitofsky
Salary	$950,000	$-	$-		$-	$2,480,555	$2,480,555	$-
Bonus	-	-	-		-	-	-	-
Equity Awards(g)	394,881	394,881	-	(d)	-	-	-	-
Continued Benefits(f)	55,488	-	-		-	144,869	144,869	-
	$1,400,368	$394,881	$-		$-	$2,625,424	$2,625,424	$-
Gerson Zweifach(h)
Salary	$-	$-	$-		$-	$-	$-	$-
Bonus	-	-	-		-	-	-	-
Equity Awards	-	-	-		-	-	-	-
Continued Benefits	-	-	-		-	-	-	-
	$-	$-	$-		$-	$-	$-	$-

(a)	Mr. K.R. Murdoch is not party to an employment agreement, but has entered into a letter agreement that contains termination provisions relating to his Annual Bonus and PSU Awards.
(b)	For all termination events, reflects the U.S. Dollar value of one share of Company Class A Common Stock represented by the target PSUs granted with respect to the fiscal 2014-2016 performance period. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on NASDAQ on June 26, 2015 of $15.20.
(c)	For termination upon “Death” or in the event of “Disability,” reflects the U.S. Dollar value of one share of Company Class A Common Stock represented by the target PSUs granted with respect to the fiscal 2013-2015 and 2014-2016 performance periods. For termination “By Company without Cause” or “By Executive with Good Reason” reflects the U.S. Dollar value of one share of Company Class A Common Stock represented by all of Mr. Thomson’s outstanding PSUs with respect to such awards. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on NASDAQ on June 26, 2015 of $15.20.

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EXECUTIVE COMPENSATION

(d)	As of June 30, 2015, neither Mr. Thomson, Mr. Singh nor Mr. Pitofsky satisfied the requirements for a qualifying retirement, as defined in the applicable equity incentive plan.
(e)	For termination upon “Death,” or in the event of “Disability,” reflects the value of the number of shares of Company Class A Common Stock represented by the target PSUs granted with respect to the fiscal 2014-2016 performance period and the unvested portion of the Initial Equity Grant that was converted into the right to receive the Company’s Class A Common Stock. For termination “By Company without Cause” or “By Executive with Good Reason” reflects the value of the number of shares of Company Class A Common Stock represented by the unvested portion of the Initial Equity Grant that was converted into the right to receive the Company’s Class A Common Stock. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on NASDAQ on June 26, 2015 of $15.20.
(f)	Amounts shown reflect the Company’s cost of providing continued health and dental insurance, life insurance coverage and 401(k) and Restoration Plan contributions for the remainder of the term of Mr. Singh’s and Mr. Pitofsky’s employment agreements.
(g)	For termination upon “Death” or in the event of “Disability,” reflects the value of the number of shares of Company Class A Common Stock represented by the target PSUs granted with respect to the fiscal 2014-2016 performance period. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on NASDAQ on June 26, 2015 of $15.20.
(h)	As previously disclosed, Mr. Zweifach resigned as the Company’s General Counsel effective February 11, 2015. Mr. Zweifach did not receive any termination benefits in connection with his resignation.

64  |

2015 Proxy Statement

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act require that the Company provide our stockholders with the opportunity to approve, on an advisory, nonbinding basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the rules of the SEC.

As described in detail in the “Compensation Discussion and Analysis,” the Compensation Committee seeks to closely align the interests of our NEOs with the interests of the Company’s stockholders. The Company’s executive compensation program is designed to drive Company performance, ensure our compensation practices support short- and long-term growth for stockholders, and attract, retain and motivate the top executive talent necessary for the Company’s success. The compensation framework designed by the Company emphasizes a pay for performance model, a focus on long-term growth and diversified performance metrics. The Compensation Committee believes that our compensation framework effectively aligns pay with individual and Company performance as further described on page 37 under the heading “Aligning Compensation with Company Performance.” In addition, as described on page 42 under the heading “Fiscal 2015 Pay Mix,” the compensation framework places a significant majority of the Executive Chairman’s, CEO’s, CFO’s and General Counsel’s total direct compensation “at-risk” and dependent upon performance, with a significant portion of total direct compensation tied to the Company’s long-term results and future stock price performance. The Company has also implemented a number of executive compensation practices, as described beginning on page 39, which the Compensation Committee considers to be effective at driving performance and supporting long-term growth for our stockholders.

The Board recommends that stockholders indicate their support for the Company’s compensation of its NEOs. The vote on this resolution, commonly known as a “say on pay” resolution, is not intended to address any specific element of compensation but rather the overall NEO compensation program as described in this proxy statement. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the results as part of its ongoing review of the Company’s executive compensation program.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2015 Summary Compensation Table and the other related tables and disclosure.”

THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY
VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS.

  2015 Proxy Statement  |  65

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL
ELIMINATE THE COMPANY’S DUAL CLASS CAPITAL STRUCTURE

The Nathan Cummings Foundation (“Nathan Cummings”), 475 Tenth Avenue, 14th Floor, New York, NY 10018, which is the beneficial owner of 960 shares of Class B Common Stock as of the date of submission, has given notice that it intends to present for action at the Annual Meeting the resolution set forth below. Legal & General Assurance (Pensions Management) Limited, the beneficial owner of 3,798 shares of Class B Common Stock as of the date of submission, on behalf of its client Hermes Equity Ownership Services, joins Nathan Cummings as a co-filer of this proposal. In accordance with applicable proxy rules, the proposal and supporting statements, for which the Company accepts no responsibility, is set forth below:

RESOLVED, that stockholders of News Corporation (“News Corp.” or the “Company”) request that the Board of Directors take the necessary steps (excluding those steps that must be taken by the Company's stockholders) to adopt a recapitalization plan that would eliminate News Corp.’s dual-class capital structure and provide that each outstanding share of common stock has one vote.

Supporting Statement

News Corp. had 583,193,671 shares of common stock outstanding as of April 30, 2015, according to the Company's Form 10-Q filed on May 6, 2015. Holders of the 383,563,431 outstanding shares of Class A common stock, nearly 66% of the Company’s equity base, have no voting rights. Holders of Class B common stock, of which 199,630,240 shares were outstanding, have one vote per share.

According to a May 2015 SEC filing, News Corp. executive chairman K. Rupert Murdoch may be deemed to beneficially own 39.4% of the Class B shares and less than 1% of Class A shares. Thus, despite owning only about 14% of outstanding shares, Mr. Murdoch controls nearly 40% of the voting power, allowing him outsized influence on the outcome of shareholder votes.

Dual-class structures can distort incentives and increase agency costs by misaligning economic incentives and voting power. High-profile scandals at companies like Hollinger and Adelphia illustrate the dangers of dual-class structures in facilitating the extraction of private benefits for management. Governance expert Charles Elson has stated that dual-class structures create “a culture with no accountability.” (Geoff Colvin, “The Trembling at News Corp. Has Only Begun,” CNNMoney, July 19, 2011)

Dual-class structures are associated with poorer company performance. A 2008 study by Harvard’s Paul Gompers and two co-authors found that dual-class structures with disparate voting rights were correlated with lower firm value . (Paul Gompers et al., “Extreme Governance” (working paper 2008) (available at http : //papers.ssm.com/sol3/ papers.cfm?abstract id= 56251 l))

In a preliminary proxy statement filed in 2013, News Corp. identified certain negative consequences associated with the existing dual-class capital structure, including the possibility that significant voting stockholders could pursue their own interests to the detriment of other stockholders. Indeed, we believe that the Murdoch family's effective control over News Corp. has resulted in decisions that are not in public stockholders' best interests.

A derivative suit filed after the phone hacking scandal and settled in 2013 for $139,000,000 alleged that the Board failed in its oversight duties on a number of fronts. Among other things, the plaintiffs alleged that, "The Board has a long track record of pursuing transactions that clearly help the controlling family, while providing questionable benefits or objective injury to the public shareholders." While the suit targeted News Corporation prior to its split into two distinct, publicly traded companies, a majority of the current News Corp. directors served during some or all of the period covered by the suit.

Accordingly, we believe that eliminating the dual-class structure, and installing a one-share/one-vote arrangement, would benefit News Corporation and its public stockholders.

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2015 Proxy Statement

PROPOSAL NO. 4 STOCKHOLDER PROPOSAL — ELIMINATE THE COMPANY’S DUAL CLASS CAPITAL STRUCTURE

THE BOARD’S STATEMENT IN OPPOSITION TO PROPOSAL NO. 4

The Board recommends that stockholders vote against this Proposal No. 4. The Company’s dual class capital structure has been in place since the Company became an independent, publicly traded company and the Board believes that retaining this structure is in the best interest of the Company and its stockholders. The Board believes that many purchasers of the Company’s Common Stock are attracted to it because of the Company’s dual class capitalization structure, which: (a) promotes stability and continuity in the leadership and management of the Company, which allows the Company to focus on long-term objectives, (b) enhances the Company’s ability to attract, retain and motivate highly qualified key employees, and (c) provides the Company with greater flexibility in financing its growth. The Board’s reasons for its position are described in more detail below.

Continuity and Stability. In the face of difficult challenges, management of companies with a single class of common stock can become singularly focused on maximizing short-term value and performance at the expense of long-range planning. The Board believes that the Company’s dual class structure helps insulate the Company from short-term pressures and allows our Board and management to pursue strategies that enhance the Company’s long-term profitability. Through his leadership and vision, Mr. K.R. Murdoch, the Company’s Executive Chairman, and his family have been, and will continue to be, an extremely important part of the Company’s long-term success, in which they have a special interest as a direct result of the dual class capital structure.

Retention of Key Employees. The Company’s ability to issue Class A Common Stock-based equity awards increases its flexibility in structuring compensation plans so that management and key employees can participate in the growth of the Company without diluting the voting power of the Class B stockholders, which enhances the Company’s ability to attract, retain and motivate highly qualified key employees.

Financing Flexibility. The dual class capital structure provides the Company with greater flexibility to pursue transactions that enhance long-term stockholder value. The Board believes that the Company’s ability to issue Class A Common Stock, for which there is already a sizeable and liquid market, better positions the Company to finance growth opportunities without significantly diluting the voting interest of the Company’s Class B stockholders. The Board believes that a company with a single class of stock may run the risk of foregoing stock issuances (thereby foregoing strategic transactions that potentially could be of great benefit to stockholders) simply out of concerns over dilution of control. The Company, however, has the flexibility to issue its Class A Common Stock for a variety of corporate purposes, including the financing of significant mergers and acquisitions and the raising of needed capital to fund growth. As such, the decision by the Company to issue stock in acquisitions or capital raising transactions is based solely on the perceived economic benefits of the transaction to the Company and all of its stockholders.

Approval of this Proposal 4 would not itself eliminate the Company’s dual class capital structure, but rather it would be an advisory recommendation to the Board to submit such a proposal to the Company’s Class B stockholders in the future.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
“AGAINST” THIS STOCKHOLDER PROPOSAL TO ELIMINATE
THE COMPANY’S DUAL CLASS CAPITAL STRUCTURE.

  2015 Proxy Statement  |  67

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and NASDAQ. Directors, officers and beneficial owners of more than 10% of any class of the Company’s Common Stock are required by the SEC to furnish the Company with copies of the reports they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and information provided by the reporting persons, all of its Directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities filed the required reports on a timely basis during the fiscal year ended June 30, 2015.

ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended June 30, 2015 with the SEC on August 13, 2015. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website: www.newscorp.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of the Company’s Investor Relations Office by mail at News Corporation, 1211 Avenue of the Americas, New York, New York 10036, by telephone at (212) 416-3248 or by email at investor@newscorp.com.

2016 ANNUAL MEETING OF STOCKHOLDERS

If you wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received in writing by the Corporate Secretary of the Company at the principal executive offices at News Corporation, 1211 Avenue of the Americas, New York, New York 10036 no later than May 4, 2016 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2016 proxy statement and proxy.

Additionally, notice of stockholder proposals and nominations made outside the processes of Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices, in accordance with the requirements of the Company’s Amended and Restated By-laws (the “By-laws”) not earlier than the close of business on June 16, 2016 and not later than July 16, 2016; provided, however, that in the event that the 2016 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2015 Annual Meeting of Stockholders, notice of stockholder proposals and nominations, in order to be timely, must be delivered not earlier than the close of business on the 120th day prior to the date of the 2016 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2016 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting of Stockholders is first made. Stockholders are advised to review the By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and nominations. The chairman of the meeting may refuse to acknowledge or introduce any stockholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the By-laws. If a stockholder fails to meet these deadlines or satisfy the requirements of Rule 14a-4 under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority if and when the matter is raised at the meeting.

68  |

2015 Proxy Statement

ADDITIONAL INFORMATION

In an effort to reduce the amount of paper mailed to stockholders’ homes and to help lower the Company’s printing and postage costs, stockholders can elect to receive future News Corporation proxy statements, annual reports and related materials electronically instead of by mail. The Company highly recommends that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should select the “Electronic Delivery” link in the “Investor Relations” section of the Company’s website at www.newscorp.com. You may resume receiving copies of these documents by mail at any time by selecting the appropriate stockholder link on this enrollment page and canceling your participation in this program.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with the copy of this Proxy Statement. The information incorporated by reference is deemed to be part of this Proxy Statement. This Proxy Statement incorporates by reference the Company’s Annual Report on Form 10-K for the year ended June 30, 2015, filed with the SEC on August 13, 2015.

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

By Order of the Board of Directors

David B. Pitofsky
General Counsel

New York, NY
September 1, 2015

YOUR VOTE IS IMPORTANT. THEREFORE, PLEASE PROMPTLY VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED.

  2015 Proxy Statement  |  69

Appendix A

NEWS CORPORATION ANNUAL MEETING OF STOCKHOLDERS

New York Institute of Technology
Auditorium
1871 Broadway
New York, New York 10023

New York Institute of Technology Auditorium
Central Park
Columbus Circle
Broadway
Central Park West
Amsterdam Ave
Columbus Ave
10th Ave
9th Ave
W 67th St
W 66th St
W 65th St
W 64th St
W 63rd St
W 62nd St
W 61st St
W 61st St
W 60st St
W 60st St
W 60st St
W 59th St
W 59th St
W 59th St
W 58th St
W 58th St
W 58th St
W 58th St
W 57th St
W 57th St
W 57th St
W 57th St
W 56th St
W 56th St
W 55th St
W 55th St
W 54th St
W 53rd St

Directions to the Auditorium at the New York Institute of Technology (NYIT)

The NYIT Auditorium is located at 1871 Broadway, between West 61st and 62nd Streets, just north of Columbus Circle.

By Subway

■	Take the A, B, C, D or 1 train to 59th Street - Columbus Circle.

From Local Airports

■	From JFK International Airport (JFK), take the Van Wyck Expressway (I-678) north to the Long Island Expressway (I-495) west. Take the Long Island Expressway to the Queens Midtown Tunnel into Manhattan and follow signs uptown.
■	From LaGuardia Airport (LGA), take the Grand Central Parkway west to the RFK Bridge into Manhattan. Take FDR Drive south to the 59th Street exit and travel west on 59th Street.
■	From Newark Liberty International Airport (EWR), take Route I-78 east toward the New Jersey Turnpike. Take I-95 North exit toward Exits 15E-18E/Lincoln Tunnel. Take Exit 16 onto Route 495 eastbound through the Lincoln Tunnel. Follow signs uptown.

  2015 Proxy Statement  |  A-1

News Corp

1211 AVENUE OF THE AMERICAS
NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by News Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to News Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M96107-P68423-Z66172

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWS CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

		For	Against	Abstain
1.	Proposal to elect 12 directors			
1a.	K. Rupert Murdoch	☐	☐	☐
1b.	Lachlan K. Murdoch	☐	☐	☐
1c.	Robert J. Thomson	☐	☐	☐
1d.	José María Aznar	☐	☐	☐
1e.	Natalie Bancroft	☐	☐	☐
1f.	Peter L. Barnes	☐	☐	☐
1g.	Elaine L. Chao	☐	☐	☐
1h.	John Elkann	☐	☐	☐
1i.	Joel I. Klein	☐	☐	☐
1j.	James R. Murdoch	☐	☐	☐
1k.	Ana Paula Pessoa	☐	☐	☐
1l.	Masroor Siddiqui	☐	☐	☐
2.	Proposal to Ratify the Selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2016.	☐	☐	☐
3.	Advisory Vote to Approve Executive Compensation.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST PROPOSAL 4.

		For	Against	Abstain
4.	Stockholder Proposal - Eliminate the Company's Dual Class Capital Structure.	☐	☐	☐

NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

News Corp

NEWS CORPORATION ANNUAL MEETING OF STOCKHOLDERS

W 67th St
W 66th St
W 65th St
W 64th St
W 63rd St
W 62nd St
W 61st St
W 60st St
W 59th St
W 58th St
W 57th St
W 56th St
W 55th St
W 54th St
W 53rd St
Amsterdam Ave
Broadway
Central Park West
Columbus Ave
10th Ave
9th Ave
New York Institute of Technology Auditorium
Central Park
Columbus Circle

By Subway

From Local Airports

If you plan to attend the Annual Meeting on October 14, 2015, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than October 9, 2015. On the day of the Annual Meeting, each stockholder will be required to present a valid, government-issued photo identification such as a driver's license or passport with their admission ticket. Seating will begin at 9:00 a.m. Eastern Time and the Annual Meeting will begin at 10:00 a.m. Eastern Time. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M96108-P68423-Z66172

FORM OF PROXY

IMPORTANT NOTICE TO STOCKHOLDERS
of News Corporation
The Annual Meeting of Stockholders will be held at the
New York Institute of Technology
Auditorium
1871 Broadway
New York, New York 10023
on October 14, 2015
10:00 a.m. Eastern Time

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEWS CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS OCTOBER 14, 2015

The undersigned, a stockholder of News Corporation, a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, a copy of the Company's Annual Report, and revoking any proxy previously given, hereby constitutes and appoints Messrs. K. Rupert Murdoch, Robert J. Thomson and Bedi Ajay Singh and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on October 14, 2015 at 10:00 a.m. Eastern Time in the Auditorium at the New York Institute of Technology, 1871 Broadway, New York, New York 10023.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND "AGAINST" PROPOSAL 4. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued and to be signed on the other side)